SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐            Preliminary Proxy Statement

☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒            Definitive Proxy Statement

☐            Definitive additional materials

☐            Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PepsiCo, Inc.

(Names of Registrant as Specified in Its Charters)

(Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

700 Anderson Hill Road

Purchase, New York 10577-1444

March 24, 2009

Dear Fellow PepsiCo Shareholder:

You are invited to attend our Annual Meeting of Shareholders on Wednesday, May 6, 2009 at 9:00 a.m. Central Daylight Time at the headquarters of Frito-Lay, Inc., 7701 Legacy Drive, Plano, Texas.

At the meeting, we will ask you to elect the Board of Directors, to ratify the appointment of the independent registered public accountants, to approve the PepsiCo, Inc. Executive Incentive Compensation Plan, and to act upon four shareholder proposals. We will also review the progress of the Company during the past year and answer your questions. The attached Proxy Statement describes the business we will conduct and provides information about the Company that you should consider when you vote your shares.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

Cordially,

Indra K. Nooyi

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PepsiCo, Inc. will hold its Annual Meeting of Shareholders (“Annual Meeting”) at the headquarters of Frito-Lay, Inc., 7701 Legacy Drive, Plano, Texas, on Wednesday, May 6, 2009 at 9:00 a.m. Central Daylight Time (“C.D.T.”) to:

■	Elect the Board of Directors.
■	Ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2009.
■	Approve the PepsiCo, Inc. Executive Incentive Compensation Plan.
■	Act upon four shareholder proposals described in the attached Proxy Statement, if properly presented.
■	Transact any other business that may properly come before the Annual Meeting.

The Annual Meeting will be webcast on www.pepsico.com beginning at 9:00 a.m. C.D.T. on May 6, 2009. Holders of record of the Company’s Common and Convertible Preferred Stock as of the close of business on March 6, 2009 (the “Record Date”) will be entitled to notice of, and to vote, at the Meeting.

Please refer to the General Information page in this Proxy Statement for additional information about the Annual Meeting and voting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by mail, Internet or telephone or by marking, signing, dating and returning your proxy card or voting instruction card so that your shares will be represented at the Annual Meeting.

March 24, 2009

By order of the Board of Directors,

Larry D. Thompson

Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders

to Be Held on May 6, 2009

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 27, 2008 are available at www.pepsico.com/proxy09.

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577-1444

www.pepsico.com

March 24, 2009

PROXY STATEMENT

The Board of Directors of PepsiCo, Inc. (“PepsiCo” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 6, 2009, and at any adjournment of the Meeting. We are making this Proxy Statement available in connection with the proxy solicitation.

PepsiCo’s authorized stock includes both Common Stock and Convertible Preferred Stock. As of March 6, 2009, the Record Date, there were 1,556,731,218 shares of PepsiCo Common Stock outstanding and entitled to one vote each at the Annual Meeting and 265,653 shares of PepsiCo Convertible Preferred Stock outstanding and entitled to 1,318,303 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the Record Date, rounded to the nearest share. Holders of the Common Stock and the Convertible Preferred Stock vote together on all matters as a single class. As of the Record Date, the outstanding shares of Common Stock were registered in the names of 180,377 shareholders and the outstanding shares of Convertible Preferred Stock were registered in the names of 2,117 shareholders. To our knowledge, as of the Record Date, no person owned beneficially more than 5% of the outstanding Common Stock or Convertible Preferred Stock.

PepsiCo is making this Proxy Statement first available on or about March 24, 2009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders, which will take place at 9:00 a.m. C.D.T. on Wednesday, May 6, 2009 at the headquarters of Frito-Lay, Inc. (7701 Legacy Drive, Plano, Texas). This Proxy Statement describes matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting; and

•	the Company’s Annual Report for the fiscal year ended December 27, 2008 (the “Annual Report”).

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of printed proxy materials?

In accordance with new rules recently adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on March 24, 2009, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to selected shareholders of record and beneficial owners. These shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically by email. Copies of the proxy materials are available for viewing at www.pepsico.com/proxy09.

Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting?

Shareholders will vote on the following items at the Annual Meeting if each is properly presented at the meeting:

•	the election to the Board of the nominees named in this Proxy Statement (Proposal No. 1);

•	the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2009 (Proposal No. 2);

•	the approval of the PepsiCo, Inc. Executive Incentive Compensation Plan (Proposal No. 3);

•	a shareholder proposal regarding beverage container recycling (Proposal No. 4);

•	a shareholder proposal regarding a report on the impacts of genetically engineered products (Proposal No. 5);

•	a shareholder proposal regarding a report on charitable contributions (Proposal No. 6);

•	a shareholder proposal regarding an advisory vote on compensation (Proposal No. 7); and

•	such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” the ratification of KPMG LLP as our independent registered public accountants for fiscal year 2009 (Proposal No. 2);

•	“FOR” the approval of the PepsiCo, Inc. Executive Incentive Compensation Plan (Proposal No. 3);

•	“AGAINST” the shareholder proposal regarding beverage container recycling (Proposal No. 4);

•	“AGAINST” the shareholder proposal regarding a report on the impacts of genetically engineered products (Proposal No. 5);

•	“AGAINST” the shareholder proposal regarding a report on charitable contributions (Proposal No. 6); and

•	“AGAINST” the shareholder proposal regarding an advisory vote on compensation (Proposal No. 7).

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577. The Company’s main telephone number is (914) 253-2000.

Who may vote at the Annual Meeting?

As of the Record Date of March 6, 2009, there were 1,556,731,218 shares of PepsiCo Common Stock outstanding and entitled to one vote each at the Annual Meeting and 265,653 shares of PepsiCo Convertible Preferred Stock outstanding and entitled to 1,318,303 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the Record Date, rounded to the nearest share. As of the Record Date, the outstanding shares of Common Stock were registered in the names of 180,377 shareholders and the outstanding shares of Convertible Preferred Stock were registered in the names of 2,117 shareholders. Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

•

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the shareholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a printed proxy card.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a printed vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•

In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, upon proof of identification, the Company will give you a ballot at the Annual Meeting.

•	Via the Internet. If you received a Notice, you may vote by proxy via the Internet by visiting http://bnymellon.mobular.net/bnymellon/pep and entering the control number found in the Notice.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•	Via the Internet. If you received a Notice, you may vote by proxy via the Internet by visiting http://proxyvote.com and entering the control number found in the Notice.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Can employees who participate in PepsiCo’s 401(k) plan vote?

Yes, employees who participate in PepsiCo’s 401(k) plan (a portion of which constitutes an Employee Stock Ownership Plan) can vote the shares they hold in the 401(k) plan as of the close of business on March 6, 2009. To do so, the employee participant must sign and return the proxy card received or vote via internet or telephone, as instructed in the Notice or proxy materials received in connection with the shares they hold in the 401(k) plan. If voting instructions are not provided for the shares held in the 401(k) plan, the 401(k) trustees will not vote those shares for which voting instructions are not received, unless required by law.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Under North Carolina law and the Company’s By-laws, the presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast at a meeting constitutes a quorum. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock or Convertible Preferred Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

•

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

•

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 700 Anderson Hill Road, Purchase, NY 10577 a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Which ballot measures are considered “routine” or “non-routine”?

Proposal No. 1 (election of directors), Proposal No. 2 (ratification of the appointment of the independent registered public accountants) and Proposal No. 3 (approval of the PepsiCo, Inc. Executive Incentive Compensation Plan) are each matters that the Company believes will be considered “routine”. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposals.

Shareholder proposals (Proposals No. 4 through 7) are matters the Company believes will be considered “non-routine”. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 4 through 7.

What is the voting requirement to approve each of the proposals?

•

Election of Directors. For Proposal No. 1, under North Carolina law and the Company’s By-laws, assuming the existence of a quorum at the Annual Meeting, the nominees for director who receive a plurality of all of the votes cast shall be elected to the Board of Directors. Abstentions and shares that are voted “against” a director nominee will not be counted toward such nominee’s election. The Company has also implemented a Director Resignation Policy under its Corporate Governance Guidelines. Under this policy, if a director nominee in an uncontested election receives a greater number of votes “against” his or her election than votes “for” his election, the director nominee is required to offer his or her irrevocable resignation to the Board following certification of the shareholder vote. Abstentions have no effect under this policy. The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board. Within 90 days following certification of the shareholder vote, the independent members of the Board will make a final determination as to whether to accept the director’s resignation. A director who tenders his or her resignation under this provision shall not be present during the deliberations or voting by the Committee or the Board regarding whether to accept the resignation offer.

•

Ratification of Independent Registered Public Accountants. For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, ratification of the appointment of the independent registered public accountants will be approved if a majority of all the votes cast at the Annual Meeting are in favor of ratification.

•

Approval of PepsiCo, Inc. Executive Incentive Compensation Plan. For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, approval of the PepsiCo, Inc. Executive Incentive Compensation Plan requires the affirmative vote of a majority of all the votes cast at the Annual Meeting.

•

Shareholder Proposals. For Proposals No. 4 through 7, assuming the existence of a quorum at the Annual Meeting, approval of Proposals No. 4 through 7 requires the affirmative vote of a majority of all the votes cast at the Annual Meeting.

Note on Abstentions. If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists but will not be treated as cast either for or against that matter.

Note on “Broker Non-Votes.” Under New York Stock Exchange rules, a broker may cast a vote on behalf of a beneficial owner on routine matters, such as Proposals 1, 2, and 3, when the broker does not receive specific voting instructions from that beneficial owner. On non-routine Proposals 4 through 7, a broker may not cast a vote absent specific voting instructions from the beneficial owners. If you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on certain matters, your broker may cast a vote on your behalf for Proxy Items No. 1, 2 and 3 but not Proxy Items No. 4, 5, 6 and 7.

Who will serve as the inspector of election?

Representatives from Bank of New York Mellon will serve as the inspectors of election.

Where can I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspectors of election and published in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending on June 13, 2009, which the Company will file with the SEC.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. This solicitation is being made on behalf of our Board of Directors, but may also be made without additional compensation by our officers or employees by telephone, facsimile, email or personal interview. In addition, we have retained Georgeson Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the Annual Meeting. The estimated cost of such services is $21,000 plus out-of-pocket expenses. Georgeson Inc. may be contacted at (800) 261-1052.

The Company must also pay brokerage firms and other persons representing beneficial owners of shares held in street name, certain fees associated with forwarding the Notice to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions. In addition to soliciting proxies by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on the Company’s behalf.

How can I attend the Annual Meeting in Person?

Attendance at the Annual Meeting is limited to shareholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m. C.D.T., and each shareholder will be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. The use of cell phones, PDAs, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. Frito-Lay headquarters is accessible to disabled persons. Upon advance request, we will provide wireless headsets for hearing amplification.

Can I listen to the Annual Meeting on the Internet?

Yes, our Annual Meeting will be webcast on May 6, 2009 at 9:00 a.m. C.D.T. You are invited to visit www.pepsico.com to listen to the live webcast of the Annual Meeting. An archived copy of the webcast will be available on our website for at least 90 days following the date of our Annual Meeting.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The Board of Directors (the “Board”) proposes the following thirteen nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. If all of the thirteen director nominees are elected, the Board will have one vacancy, which may be filled by the Board. Proxies cannot be voted for a greater number of persons than the nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTORS.

SHONA L. BROWN, 43, is Senior Vice President, Business Operations of Google Inc., a position she has held since 2006. From 2003 to 2006 she served as Vice President, Business Operations of Google Inc., where she led internal business operations and people operations. From October 1995 to August 2003, Ms. Brown was at McKinsey & Company, a management consulting firm, where she had been a partner since December 2000. She is a director of the following non-profit organizations: San Francisco Jazz Organization, The Bridgespan Group, and the Exploratorium. Ms. Brown was elected to PepsiCo’s Board in March 2009.

IAN M. COOK, 56, was named Chief Executive Officer and was elected to the board of Colgate-Palmolive Company in 2007 and became Chairman of the Board in January 2009. Mr. Cook joined Colgate in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa. In 2005, he was named President and Chief Operating Officer, responsible for all Colgate operations worldwide. Mr. Cook was elected to PepsiCo’s Board in 2008.

DINA DUBLON, 55, is the former Executive Vice President and Chief Financial Officer, JP Morgan Chase & Co. serving in that capacity from December 1998 until her retirement at the end of 2004. She is a director of Microsoft Corp. and Accenture. She is also a director of the Global Fund for Women, co-chairs the Women’s Refugee Commission, and is a trustee of Carnegie Mellon University. Ms. Dublon was elected to PepsiCo’s Board in 2005.

VICTOR J. DZAU, MD, 63, is Chancellor for Health Affairs at Duke University and President and CEO of the Duke University Health System since July 2004. Prior to that he served as Hersey Professor and Chairman of the Department of Medicine at Harvard Medical School in Boston, Massachusetts from 1996 to 2004. He is a member of the Institute of Medicine of the National Academy of Sciences and the European Academy of Sciences and Arts. He was the previous Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and he served on the Advisory Committee to the Director of NIH. Dr. Dzau has been named 2004 Distinguished Scientist of the American Heart Association and was the recipient of the 2004 Max Delbruck Medal, Berlin, Germany, and the 2005 Ellis Island Medal of Honor. Dr. Dzau is also a director of Genzyme Corporation, Alnylam Pharmaceuticals, Inc. and Medtronic, Inc. Dr. Dzau was elected to PepsiCo’s Board in 2005.

RAY L. HUNT, 65, is Chairman and Chief Executive Officer of Hunt Oil Company and Chairman, Chief Executive Officer and President, Hunt Consolidated, Inc. Mr. Hunt began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of Bessemer Securities Corporation, Bessemer Securities LLC, King Ranch, Inc. and Verde Realty. Mr. Hunt was elected to PepsiCo’s Board in 1996.

ALBERTO IBARGÜEN, 65, has been President and Chief Executive Officer of the John S. and James L. Knight Foundation since 2005. Mr. Ibargüen previously served as publisher of The Miami Herald and of El Nuevo Herald. He is a member of the boards of AMR Corporation, American Airlines, Inc., ProPublica and The Council on Foreign Relations. Mr. Ibargüen is also the Chairman of the Board of The Newseum in Washington, D.C. Mr. Ibargüen was elected to PepsiCo’s Board in 2005.

ARTHUR C. MARTINEZ, 69, is the former Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. Mr. Martinez was Chairman and Chief Executive Officer of the former Sears Merchandise Group from 1992 to 1995 and served as Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. from 1995 until 2000. He served as Vice Chairman and a director of Saks Fifth Avenue from 1990 to 1992. He is also a director of Liz Claiborne, Inc., International Flavors and Fragrances, Inc. and Interactive Corp (IAC). Mr. Martinez is Chairman of the Supervisory Board of ABN AMRO Holding, N.V. Mr. Martinez is also Chairman of HSN, Inc. Mr. Martinez was elected to PepsiCo’s Board in 1999.

INDRA K. NOOYI, 53, has been PepsiCo’s Chief Executive Officer since October 2006 and assumed the role of Chairman of PepsiCo’s Board of Directors on May 2, 2007. She was elected to PepsiCo’s Board of Directors and became President and Chief Financial Officer in May 2001, after serving as Senior Vice President and Chief Financial Officer since February 2000. Ms. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until February 2000 and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. Prior to joining PepsiCo, Ms. Nooyi spent four years as Senior Vice President of Strategy, Planning and Strategic Marketing for Asea Brown Boveri, Inc. She was also Vice President and Director of Corporate Strategy and Planning at Motorola, Inc.

SHARON PERCY ROCKEFELLER, 64, is President and Chief Executive Officer of WETA public stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992 and is currently a director of Public Broadcasting Service (PBS), Washington, D.C. Ms. Rockefeller currently serves as a Trustee on the following non-profit boards: National Gallery of Art, The Museum of Modern Art, Johns Hopkins Medicine, Colonial Williamsburg Foundation and Rockefeller Philanthropy Advisors. Ms. Rockefeller was elected to PepsiCo’s Board in 1986.

JAMES J. SCHIRO, 63, became Chief Executive Officer of Zurich Financial Services in May 2002, after serving as Chief Operating Officer – Group Finance since March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1994 he was elected Chairman and senior partner of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers, after the merger of Price Waterhouse and Coopers & Lybrand. Mr. Schiro is also a Director of Royal Philips Electronics. Mr. Schiro was elected to PepsiCo’s Board in 2003.

LLOYD G. TROTTER, 62, is Managing Partner at GenNx360 Capital Partners, a position he has held since February 2008. He served as Vice Chairman, General Electric, and as President and Chief Executive Officer of GE Industrial, from 2006 through February 2008. Between 1989 and 2006, he held various positions at GE, including Executive Vice President, Operations, from 2005 to 2006, President and Chief Executive Officer of GE Consumer and Industrial Systems from 1998 to 2005 and President and Chief Executive Officer, Electrical Distribution and Control from 1992 to 1998. Mr. Trotter is a former director of Genpact Limited. Mr. Trotter is also a director of Textron, Inc. Mr. Trotter was elected to PepsiCo’s Board in 2008.

DANIEL VASELLA, 55, became Chairman of the Board and Chief Executive Officer of Novartis AG in 1999, after serving as President since 1996. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992. Dr. Vasella is also a director of Alcon Laboratories, Inc. Dr. Vasella was elected to PepsiCo’s Board in 2002.

MICHAEL D. WHITE, 57, has been Vice Chairman of PepsiCo and a member of PepsiCo’s Board of Directors since March 2006 and Chief Executive Officer of PepsiCo International since February 2003. Prior to that, he served as President and Chief Executive Officer of Frito-Lay’s Europe/Africa/Middle East division from 2000 until February 2003. From 1998 to 2000, Mr. White was Senior Vice President and Chief Financial Officer of PepsiCo. Mr. White has also served as Executive Vice President and Chief Financial Officer of PepsiCo Foods International and Chief Financial Officer of Frito-Lay North America. He joined Frito-Lay in 1990 as Vice President of Planning. Mr. White is also a director of Whirlpool Corporation.

OWNERSHIP OF PEPSICO COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 6, 2009: (1) the shares of PepsiCo Common Stock beneficially owned by each director (including each nominee), by each of the executive officers identified in the 2008 Summary Compensation Table on page 39 of this Proxy Statement (“Named Executive Officers”) and by all directors and all executive officers as a group; and (2) the number of phantom units of PepsiCo Common Stock held in PepsiCo’s income deferral programs by each director (including each nominee), by each Named Executive Officer and by all directors and all executive officers as a group. Each phantom unit is intended to be the economic equivalent of one share of PepsiCo Common Stock. The information in this table is based solely on statements in filings with the SEC or other reliable information.

As of March 6, 2009, the directors and executive officers as a group own less than 1% of outstanding PepsiCo Common Stock and less than 1% of outstanding PepsiCo Convertible Preferred Stock. To our knowledge, as of the Record Date, there are currently no beneficial holders of 5% or more of the Company’s Common or Convertible Preferred Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned(1)		Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs(2)		Total
Shona L. Brown*	2,925	(3)	2,249	(4)	5,174
Albert P. Carey	810,034		0		810,034
John C. Compton	755,260		34,936		790,196
Ian M. Cook	2,118		5,193		7,311
Dina Dublon	7,349		4,690		12,039
Victor J. Dzau	6,322		11,020		17,342
Richard Goodman	277,355		0		277,355
Ray L. Hunt (5)	549,358		21,607		570,965
Alberto Ibargüen	7,575		7,227		14,802
Arthur C. Martinez	31,958		26,492		58,450
Indra K. Nooyi	1,337,775		111,197		1,448,972
Sharon Percy Rockefeller	68,556		4,199		72,755
James J. Schiro	29,923		13,940		43,863
Lloyd G. Trotter	1,000		6,311		7,311
Daniel Vasella	27,767		8,633		36,400
Michael D. White	1,191,465		0		1,191,465
All directors and executive officers as a group (22 persons)	6,049,881		269,650		6,319,531

*	Shona L. Brown joined the Board of Directors as of March 20, 2009.

(1)	The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days after March 6, 2009 through the exercise of vested stock options: Albert P. Carey, 761,326 shares; John C. Compton, 712,764 shares; Dina Dublon 4,894 shares; Victor J. Dzau, 3,524 shares; Richard Goodman, 258,274 shares; Ray L. Hunt, 52,220 shares; Alberto Ibargüen, 3,524 shares, Arthur C. Martinez, 25,616 shares; Indra K. Nooyi, 1,222,530 shares; Sharon Percy Rockefeller, 25,194 shares; James J. Schiro, 26,383 shares; Daniel Vasella, 20,393 shares; Michael D. White, 1,040,952 shares; and all directors and executive officers as a group, 4,981,014 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.

(2)	Reflects phantom units of PepsiCo Common Stock held in the PepsiCo Executive Income Deferral Program.

(3)	Includes 1,000 shares granted to Ms. Brown upon joining the Board on March 20, 2009.

(4)	Reflects pro-rated annual equity grant and amounts deferred by Ms. Brown upon joining the Board on March 20, 2009.

(5)	The shares shown for Mr. Hunt include (i) 26,700 shares held in a corporation over which Mr. Hunt has sole voting and investment power, (ii) 262,286 shares held in trusts over which Mr. Hunt has shared voting power and sole investment power, and (iii) 152,500 shares held in a trust over which Mr. Hunt has sole voting power and no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires PepsiCo’s directors and executive officers to file reports of ownership and changes in ownership of PepsiCo Common and Convertible Preferred Stock. We received written representations from each such person who did not file an annual statement with the SEC on Form 5 that no Form 5 was due. To the best of PepsiCo’s knowledge, in 2008, all required forms were filed on time with the Securities and Exchange Commission.

CORPORATE GOVERNANCE AT PEPSICO

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the North Carolina Business Corporation Act and our By-laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings. Members of the Board of Directors are elected annually by the shareholders.

Regular attendance at Board meetings and the Annual Meeting is required of each director. PepsiCo’s Board held seven meetings during 2008. Average attendance by incumbent directors at Board and standing Committee meetings in 2008 was 95%. No incumbent director attended fewer than 75% of the total number of Board and standing Committee meetings in 2008. The non-management directors met in executive session at six Board meetings in 2008. All incumbent directors except Ian Cook and James Schiro attended the 2008 Annual Meeting of Shareholders.

In 2002, the Board of Directors adopted Corporate Governance Guidelines for the Company. The Guidelines are periodically amended and were most recently amended in November 2008 to reflect a change in a portion of the director independence test in the New York Stock Exchange Corporate Governance Listing Standards. The revised Guidelines are attached to this Proxy Statement as Exhibit A and are also available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance” and are available in print to any shareholder who requests a copy. The Company’s Worldwide Code of Conduct is also available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance” and is available in print to any shareholder who requests a copy. Annually, all of PepsiCo’s executive officers, other senior employees and directors complete certifications with respect to their compliance with the Company’s Worldwide Code of Conduct.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the SEC, the New York Stock Exchange and other governing laws and regulations. The Board has determined that to be considered independent, a director may not have any direct or indirect material relationships with the Company. In making a determination of whether a material relationship exists, the Board considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. In addition to the independence requirements set forth in the Corporate Governance Listing Standards of the New York Stock Exchange, the Board has determined that a director will not be independent if he serves as an executive officer, director or trustee of a tax exempt organization that has received contributions from the Company or any of its consolidated subsidiaries in any of the last three fiscal years that exceeds the greater of $1 million or 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year. These independence standards were recommended by the Nominating and Corporate Governance Committee and adopted by the Board of Directors, and are detailed in full in the Corporate Governance Guidelines attached as Exhibit A to this Proxy Statement.

Consistent with these considerations, the Board has reviewed all relationships and material transactions between the Company and the members of the Board (and their respective affiliated companies) and has affirmatively determined that the non-management directors standing for election listed below are independent within the meaning of the rules of the New York Stock Exchange, based on the application of the Company’s independence standards.

Shona L. Brown	Ray L. Hunt	Sharon Percy Rockefeller
Ian M. Cook	Alberto Ibargüen	James J. Schiro
Dina Dublon	Arthur C. Martinez	Lloyd G. Trotter
Victor J. Dzau		Daniel Vasella

In arriving at the foregoing independence finding, the Board of Directors reviewed the following transaction in 2008. After an arm’s length competitive bid process, the Company secured certain insurance coverage from Zurich American Insurance Company (a member of Zurich Financial Services Group). In 2008, Zurich Financial Services provided the Company with employee-benefit related insurance coverage under policies that carried aggregate premiums of approximately $450,000, and the Company expects to continue such coverage through December 31, 2010. In addition, effective January 1, 2009, the company secured from Zurich Financial a one-year excess casualty policy with a premium of $124,410. James J. Schiro, a member of the Board, is the Chief Executive Officer of Zurich Financial Services. The Board found that such transactions are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties. Accordingly, such transactions have no impact on the finding of Mr. Schiro’s independence as the Company does not believe that Mr. Schiro has a direct or indirect material interest in such commercial dealings.

None of the non-management directors receives any fees from the Company other than those received in his or her capacity as a director.

Presiding Director

In May 2007, the Board of Directors appointed Sharon Percy Rockefeller as the Presiding Director of the Board. Ms. Rockefeller continued in the role throughout 2008. In her capacity as the Presiding Director, Ms. Rockefeller presides at the regularly-scheduled executive sessions of the Board, at which only non-management directors are present. She also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to the Board and Committee meetings, and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Shareholders and other interested parties may communicate with Ms. Rockefeller, or with any non-management directors, by any of the following means:

•	by phone at 1-866-626-0633

•	by sending a letter to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York, 10577 Attention: Presiding Director

•	by submitting a communication on-line at our website at www.pepsico.com under “Investors” – “Corporate Governance” – “Contact the Board of Directors/Audit Committee”

Communications to the Board of Directors

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors relating to the duties and responsibilities of the Board and its Committees. The Corporate Law Department reviews all such communications and regularly provides a summary of communications to the Board that relate to the functions of the Board or a Board Committee or that otherwise require Board attention. Directors may at any time discuss the Board communications received by the Company and request copies or summaries of such communications. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal control over financial reporting or auditing matters will be referred directly to members of the Audit Committee.

Shareholders and other interested parties may send communications directed to the Board, a Committee of the Board or an individual member of the Board by any of the following means:

•	by phone at 1-866-626-0633

•	by sending a letter to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York, 10577, ATTN: Secretary

•	by submitting a communication on-line at our website www.pepsico.com under “Investors”—“Corporate Governance” – “Contact the Board of Directors/Audit Committee”

Political Contributions Policy

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company. The Political Contributions Policy, together with other policies and procedures, including the Company’s Worldwide Code of Conduct, guides the Company’s approach to political contributions. In connection with the development of this policy and in keeping with the Company’s goals of transparency, the policy and the Company’s annual political contributions are posted on our website at www.pepsico.com under “Investors” – “Corporate Governance” – “Policies.”

Committees of the Board of Directors

The Board of Directors has three standing Committees: Nominating and Corporate Governance, Compensation and Audit. The table below indicates the members of each Board committee during 2008 and through March 20, 2009:

Name	Nominating and Corporate Governance	Compensation	Audit
Shona L. Brown(1)	X	X
Ian M. Cook(2)			X
Dina Dublon			X
Victor J. Dzau	X	X
Ray L. Hunt	Chair	X
Alberto Ibargüen			X
Arthur C. Martinez	X	Chair
Indra K. Nooyi
Sharon P. Rockefeller	X	X
James J. Schiro			Chair
Lloyd G. Trotter(2)			X
Daniel Vasella	X	X
Michael D. White

(1)	Ms. Brown joined the Nominating and Corporate Governance Committee and Compensation Committee on March 20, 2009.
(2)	Messrs. Cook and Trotter joined the Audit Committee on March 14, 2008.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which was established in 1997 and renamed in 2002, held four meetings in 2008. The Nominating and Corporate Governance Committee, among other things: (a) identifies and recommends to the Board for election and/or appointment qualified candidates for membership on the Board and the Committees of the Board; (b) develops and recommends to the Board corporate governance principles and the Worldwide Code of Conduct applicable to the Company and its directors and monitors compliance with all such principles and policies; (c) develops and recommends to the Board criteria to assess the independence of members of the Board; (d) makes recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees; (e) assesses and reports to the Board on the performance and effectiveness of the Board and its Committees; and (f) reviews and reports to the Board with respect to director compensation and benefits. The Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance” and is also available in print to any shareholder who requests a copy. The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements of the New York Stock Exchange and applicable securities laws.

Director Nomination Process

The Nominating and Corporate Governance Committee does not solicit director nominations, but will consider recommendations for director nominees made by shareholders if the individuals recommended meet certain minimum Board membership criteria. The Committee’s assessment of Board candidates includes consideration of a candidate’s: (i) relevant knowledge and diversity of background and experience in areas including business, finance, accounting, technology, marketing, international business and government; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) roles and contributions valuable to the business community and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Shareholder recommendations should be sent to the Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577 and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

Nominations received by the Secretary of the Company from shareholders are reviewed by the Chairman of the Nominating and Corporate Governance Committee to determine whether the candidate possesses the required qualifications, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. This is done to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. If the candidate meets the requirements for a current vacancy on the Board, the submission materials are reviewed with the Nominating and Corporate Governance Committee and are responded to by the Chairman of the Committee or his designee. The process for evaluation of candidates submitted by non-shareholders of the Company is handled similarly.

From time to time, the Nominating and Corporate Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is paid to such firm. A nominee for the 2009 Annual Meeting, Shona L. Brown, was elected by the Board of Directors on March 20, 2009. Prior to her election to the Board, a third party search firm that was paid for its services was used to assist the Nominating and Corporate Governance Committee in identifying potential candidates. The Company’s non-management directors recommend Ms. Brown as a nominee.

The Audit Committee

The Audit Committee, which was established in 1967 in accordance with the requirements of the Securities Exchange Act of 1934, held ten meetings in 2008. The Audit Committee’s primary responsibilities are to retain the Company’s independent registered public accountants (subject to shareholder ratification) and to assist the Board’s oversight of: (a) the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accountants’ qualifications and independence; (d) the performance of the Company’s internal audit function and the independent registered public accountants; and (e) overseeing the accounting and financial reporting practices of the Company and audits of the Company’s financial statements. The report of the Audit Committee is set forth on pages 21 and 22 of this Proxy Statement. The Audit Committee Charter is available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Financial Expertise and Financial Literacy

The Board of Directors has determined that Dina Dublon and James J. Schiro, members of our Audit Committee, satisfy the criteria adopted by the Securities and Exchange Commission to serve as “audit committee financial experts” and are independent directors, pursuant to the standards set forth in the Company’s Corporate Governance Guidelines and the requirements under the Securities Exchange Act of 1934 and the New York Stock Exchange Listing Standards. In addition, the Board of Directors has determined that Ian M. Cook, Dina Dublon, Alberto Ibargüen, James J. Schiro and Lloyd G. Trotter, constituting all members of our Audit Committee, are independent directors and are financially literate within the meaning of the New York Stock Exchange Corporate Governance Listing Standards.

Directors on Multiple Audit Committees

None of the Company’s directors serves on the audit committee of more than three public companies.

The Compensation Committee

The Compensation Committee, which has been active since 1955, held five meetings during 2008. The Compensation Committee: (a) oversees the design of PepsiCo’s compensation and benefits programs; (b) oversees the policies of the Company relating to compensation of the Company’s executives and makes recommendations to the Board regarding the compensation of PepsiCo’s executive officers and other key executives; (c) produces a report on executive compensation for inclusion in the Company’s Proxy Statement; and (d) oversees the development and implementation of succession plans for the Chief Executive Officer and other key executives. Additional information on the roles and responsibilities of the Compensation Committee is provided in the “Compensation Discussion and Analysis” on page 23 of this Proxy Statement.

The Compensation Committee is composed entirely of independent members of the Board who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. The Compensation Committee Report is set forth on page 38 of this Proxy Statement. The Compensation Committee Charter is available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Review and Approval of Transactions with Related Persons

On an annual basis, each director and executive officer is required to complete a questionnaire, which requires disclosure of any transactions the director or executive officer, or their immediate family members, may have with the Company in which the director or executive officer, or their immediate family members, has a direct or indirect material interest. The Audit Committee, which is responsible for reviewing and approving any related party transactions, considers the responses in the questionnaires and other information regarding potential relationships between the Company and the directors and executive officers. In determining whether to approve or disapprove a related-person transaction, our Audit Committee considers all transactions on a case-by-case basis and weighs all material factors, including but not limited to, the extent of the related person’s interest in the transaction, the availability (if applicable) of other sources of comparable products or services, the terms of the transaction compared to the terms of a similar unaffiliated transaction, the benefit to the Company or the best interests of the Company’s shareholders, whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his/her duties to the Company, and the aggregate value of the transaction.

In 2008, the Board of Directors reviewed and ratified the transactions with Zurich Financial described on page 16 of this Proxy Statement.

The Audit Committee has determined that there are no other related party transactions to report.

Compensation Committee Interlocks and Insider Participation

No member of PepsiCo’s Compensation Committee is now, or was during 2008 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2008 pursuant to which disclosure would be required under applicable rules of the Securities and Exchange Commission pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

PepsiCo’s Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the Company’s independent auditors and the Company’s financial management and financial reporting procedures. The Audit Committee is comprised entirely of directors who meet the independence, financial experience and other qualification requirements of the New York Stock Exchange and applicable securities laws. The Audit Committee is a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The names of the Audit Committee members are included at the end of this Audit Committee Report. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance.”

The Company’s management has responsibility for preparing the Company’s financial statements and the Company’s independent auditors (independent registered public accountants), KPMG LLP (“KPMG”), is responsible for auditing those financial statements. In this context, the Audit Committee has met with management and KPMG to review and discuss the Company’s audited financial statements. The Audit Committee discussed with Company management and KPMG the critical accounting policies applied by the Company in the preparation of its financial statements. These policies arise in connection with: revenue recognition and related trade spending; brand and goodwill valuations; income tax expense and accruals; and pension and retiree medical plans. The Company’s management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and the Sarbanes-Oxley Act of 2002, and had the opportunity to ask KPMG questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Company management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed with the Company’s internal and independent registered public accountants the overall scope and plans for their respective audits for 2008. The Audit Committee also received regular updates from the Company’s General Auditor on internal control and business risks and the Company’s senior officer for compliance and business practices on compliance and ethics issues. The Audit Committee also received an update on the Company Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys. The Audit Committee meets with the internal and independent registered public accountants, with and without management present, to discuss their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also meets with the Company’s General Counsel, with and without other members of management present, to discuss the Company’s compliance with laws and regulations.

The Audit Committee reviewed and discussed with KPMG, KPMG’s independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accountants. These fees are described in the next section of this Proxy Statement. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Committee has adopted a formal policy on Audit, Audit-Related and Non-Audit Services, which is published on the Company’s website and which is briefly described in the next section of this Proxy Statement. The Audit Committee concluded that the independent registered public accountants are independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 27, 2008, for filing with the Securities and Exchange Commission. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2009, and the Audit Committee and the Board have recommended that shareholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2009.

Messrs. Ian M. Cook and Lloyd G. Trotter joined the Audit Committee on March 14, 2008.

THE AUDIT COMMITTEE

IAN M. COOK

DINA DUBLON

ALBERTO IBARGÜEN

JAMES J. SCHIRO, CHAIRMAN

LLOYD G. TROTTER

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP, the Company’s independent registered public accountants, for the audit of the Company’s annual financial statements for 2007 and 2008, and fees billed for other services rendered by KPMG LLP.

	2007	2008
Audit fees	$18,793,000	$20,450,000

Audit-related fees(1)	$1,974,000	$1,567,000

Tax fees(2)	$461,000	$754,000

All other fees(3)	$—	$223,000

(1)	Audit-related fees for 2007 and 2008 consisted primarily of the audits of certain employee benefit plans, due diligence reviews of certain businesses acquired, agreed upon procedures reports and the issuance of comfort letters.

(2)	Tax fees for 2007 and 2008 consisted primarily of international tax compliance services.

(3)	All other fees for 2008 consist of fees for the review of the Company’s customs procedures.

We understand the need for the independent registered public accountants to maintain their objectivity and independence, both in appearance and in fact, in their audit of the Company’s financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Audit, Audit Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accountants for the audit of the Company’s consolidated financial statements and other audit-related work. The independent registered public accountants may also be engaged for tax and other non-audit related work if those services: enhance and support the attest function of the audit; are an extension to the audit or audit-related services; or are services with respect to which, under the circumstances, KPMG offers unique qualification and there is clearly no question regarding their independence in providing such service. The policy further provides that on an annual basis the independent registered public accountants’ Global Lead Audit Partner will review with the Audit Committee the services the independent registered public accountants expects to provide in the coming year and the related fee estimates. In addition, PepsiCo will provide the Audit Committee with a quarterly status report regarding the Committee’s pre-approval of audit-related, tax or other non-audit services that the independent registered public accountants have been pre-approved to perform, have been asked to provide or may be expected to provide during the balance of the year. PepsiCo’s Policy for Audit, Audit Related and Non-Audit Services is available on the Company’s website at www.pepsico.com under “Investors”—“Corporate Governance.”

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the compensation paid to our executive officers who are identified as Named Executive Officers in the 2008 Summary Compensation Table on page 39 of this Proxy Statement.

Compensation Philosophy

It is critical to our long-term success and growth that our businesses are managed by highly capable leaders with the experience, skills and dedication to oversee a growing and changing global organization. To achieve this objective, we have designed our compensation programs to help recruit, retain and motivate a large group of talented and diverse domestic and international employees. Our programs are highly incentive-based and competitive in the marketplace, with Company performance determining a significant portion of total compensation. As a result, it is our objective that, when PepsiCo’s financial performance exceeds that of our peer group median, our executives receive total compensation above the peer group median. Likewise if PepsiCo’s financial performance were to fall below the peer group median, our executives would receive total compensation below the peer group median.

Our executive compensation philosophy is based on the principle that PepsiCo will achieve its best results when its employees act and are rewarded as business owners. Ownership is not only about owning stock, but it is also about being accountable for business results, in good times and bad. Owners act with the conviction that their business is personal and that they can make a difference. Owners take initiative and responsibility for the assets of the business and its employees. As executives progress to higher levels at PepsiCo, their responsibilities and rewards progress as well.

How We Determine Compensation

Role of the Compensation Committee.    The Compensation Committee oversees the design and administration of PepsiCo’s compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. The Compensation Committee approves, and recommends to the Board of Directors, the total compensation for each executive officer. The independent members of the Board approve the compensation for the Chairman & CEO and other executive officers. As part of its processes and procedures for determining executive compensation, the Compensation Committee annually:

•	reviews and establishes the peer group companies used as a reference to benchmark Company performance and executive officer compensation;

•	reviews executive officer compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance;

•

reviews “Tally Sheets” which provide a comprehensive overview of the aggregate value of the compensation and benefits for executive officers as well as the total value an executive officer would receive upon a variety of termination scenarios (such as involuntary termination, resignation, retirement, long-term disability, death and change-in-control);

•	approves specific performance targets, which are linked to Company-wide or business unit performance, depending on an executive officer’s position and scope of responsibility;

•

confirms with the Committee’s external consultant that total compensation paid to each executive officer is appropriate based on an analysis that compares the Company’s financial performance relative to the performance of its peer group as measured by financial metrics including shareholder returns and operating performance over one-year and three-year time periods;

•	approves base salary adjustments to the extent they are warranted by changes in market pay data; and

•	approves annual and long-term incentive award payouts each year based on performance achieved in the prior year relative to the pre-established performance targets.

Each year, actual annual incentive awards, long-term incentive awards and pay actions for the executive officers are approved by the independent members of the Board on the recommendation of the Compensation Committee. The Compensation Committee bases its recommendations on an analysis of PepsiCo’s actual performance relative to financial goals established in advance by the Compensation Committee and an analysis of each executive officer’s individual performance and contributions to PepsiCo’s strategic goals.

Role of Management.    The Compensation Committee and Board of Directors determine the compensation of the Chairman & CEO without management input. The Compensation Committee and the Board solicit input from the Chairman & CEO to obtain her evaluation of performance and her recommendation in determining pay for other executive officers. No executive officer is present when his or her compensation is discussed by the Committee or the Board of Directors.

In addition, the Company’s human resources department prepares materials for review by the Compensation Committee and provides data, analysis and recommendations for the Committee’s consideration regarding the Company’s compensation programs and policies, as well as pay levels for non-executive officers. The human resources department also administers PepsiCo’s compensation and benefits programs and policies based on the direction of the Compensation Committee.

Role of the External Consultant.    The Compensation Committee considers analysis and advice from its external consultant when making compensation decisions for the Chairman & CEO and other executive officers. The external consultant assists in evaluating the Company’s compensation objectives, provides market information in order to assist the Committee and the Board in making pay decisions and verifies the alignment between executive officer pay and PepsiCo’s financial performance relative to the peer group approved by the Compensation Committee. The external consultant attends Committee meetings, and Committee members have direct access to the consultant without management involvement. While the external consultant works directly for the Compensation Committee, and the Committee has the sole authority to hire and fire the external consultant, the consultant sometimes obtains input from management to ensure that the consultant’s recommendations and advice reinforce PepsiCo’s business strategy, principles and values.

During 2008, the Compensation Committee engaged Frederic W. Cook & Co. as its external consultant. The services performed by Frederic W. Cook & Co. have been exclusively limited to executive compensation consulting for the Compensation Committee. Frederic W. Cook & Co. is prohibited from undertaking any work with PepsiCo management or employees. Frederic W. Cook & Co. provides recommendations on CEO pay directly to the Compensation Committee without consulting PepsiCo’s Chairman & CEO or management.

Peer Group.    The Compensation Committee utilizes the same peer group to annually evaluate both executive officer pay levels and Company performance. The Compensation Committee annually reviews and validates the peer group with the assistance of its external consultant to ensure all peer companies remain an appropriate basis for comparison. The Compensation Committee approves any changes to the peer group. For pay decisions made by the Compensation Committee in February 2008 (to reward 2007 performance), the peer group consisted of 14 large public consumer products companies with a strong brand focus that PepsiCo competes with for executive officer talent.

In July 2008, the Compensation Committee approved the addition of nine companies to the peer group. The peer group was expanded for two reasons. First, the number of peer group companies had declined over time due to mergers and acquisitions (including the removal of Anheuser-Busch Companies, Inc. in 2008). Second, because PepsiCo’s revenue growth exceeded that of the peer group median over the past few years, the Committee determined that the addition of nine companies would better align the peer group’s median revenue and market capitalization with PepsiCo’s.

The additional peer companies were selected based on several criteria:

•	Comparable size (based on revenue and market capitalization),

•	Global presence,

•	Strong consumer brands, and

•	Innovative culture.

The Compensation Committee approved the following twenty-two peer companies, which are listed in order of 2008 revenue size (from largest to smallest):

Company	Revenue ($Bn)	12/27/08 Market Capitalization ($Bn)
• Hewlett-Packard Company*	118.4	84.5
• The Procter & Gamble Company	83.5	180.7
• Johnson & Johnson	63.7	162.5
• Unilever PLC*	57.0	93.3
• Kraft Foods Inc.	42.2	39.1
• The Walt Disney Company*	37.8	41.1
• Intel Corporation*	37.6	78.9
• Apple Inc.*	32.5	76.3
• The Coca-Cola Company	31.9	103.1
• American Express Company*	31.9	20.8
• 3M Company	25.3	38.6
• McDonald’s Corporation*	23.5	68.1
• Groupe Danone*	21.4	43.7
• Kimberly-Clark Corporation	19.4	21.5
• Nike, Inc.*	18.6	24.1
• Colgate-Palmolive Company	15.3	34.4
• General Mills, Inc.	13.7	19.2
• Sara Lee Corporation	13.2	6.7
• Kellogg Company	12.8	16.1
• H.J. Heinz Company	10.1	11.7
• Campbell Soup Company	8.0	10.2
• The Estee Lauder Companies Inc.	7.9	5.8

*	Represents a company added to the peer group in July 2008

PepsiCo is the fifth largest company in the new peer group in terms of 2008 revenue and 2008 fiscal year-end market capitalization. PepsiCo’s 2008 revenue was $43.3 billion compared to the peer group median of $24.4 billion and 75th percentile of $37.8 billion, and PepsiCo’s 2008 fiscal year-end market capitalization was $84.7 billion compared to the peer group median of $38.9 billion and 75th percentile of $78.2 billion.

During the fall of 2008, the Compensation Committee’s external advisor benchmarked executive officer compensation and Company financial performance using the new peer group for purposes of determining February 2009 pay actions to reward 2008 performance.

In addition to utilizing data from the peer group, the Compensation Committee also relies on data from Towers Perrin’s published executive compensation survey, as well as pay data collected from the full Fortune 100, as secondary reference points to help the Committee obtain a general understanding of current pay practices for executive officers other than the Chairman & CEO.

Executive Compensation Policies.    Pay levels for executive officers are designed to be competitive relative to our peer group companies and, most importantly, align with the Company’s performance. Pay-for-performance is a critical policy in designing our executive officer compensation. As a result, our “pay mix,” defined as the amount of cash and equity-based incentive awards relative to total compensation, places the greatest emphasis on performance-based incentives. As illustrated in the following charts, consistent with market practice, 90% of our Chairman & CEO’s target total compensation (excluding change in pension value, benefits and perquisites) is variable, and approximately 80% of the target total compensation (excluding change in pension value, benefits, and perquisites) for our other Named Executive Officers is variable:

To sustain PepsiCo’s long-term performance, we set “stretch” financial goals that are generally set to meet our peer group’s 75th percentile performance (i.e., the top 25% of peer companies). Our objective is to compensate at the 75th percentile relative to our peer group when we achieve performance at or above the 75th percentile of our peer group. To accomplish this, we annually review compensation (base salary, annual incentive awards and long-term incentive awards) provided by our peer group to set target total compensation levels for our executive officers between the peer group median and 75th percentile for similar positions. We then utilize variable pay incentives to award pay in line with our performance. Our design is set to ensure that our pay-for-performance programs deliver total compensation at the 75th percentile when financial performance is at or above the peer group 75th percentile. If financial performance were to be below the peer group 75th percentile, total compensation awarded would be below the 75th percentile.

Risk Mitigation.    PepsiCo’s compensation programs have been designed with features that discourage executives from taking unnecessary and excessive risks that would threaten the health and viability of the Company.

In determining annual incentive awards, the portion of the award earned based on Company-wide, business unit or division financial performance includes top-line, bottom-line and market share financial metrics to ensure balanced growth. Furthermore, executives cannot receive a revenue score above target and cannot receive the portion of their annual incentive based on market share unless they achieve their profit target. This profit “gate-keeper” on revenue and market share creates a strong incentive to sell profitable product. The Company’s annual incentive program has several governance features to discourage executives from taking excessive risks:

•

If an executive officer assumes a leadership position of a different business unit, the annual incentive award is determined based 50% on the prior business unit and 50% on the current business unit. This practice ensures that executive officers are held accountable for results in the prior business unit in which they established the subsequent year’s business priorities and long-term strategies.

•

The PepsiCo, Inc. Executive Incentive Compensation Plan that is being presented to shareholders for approval at the 2009 Shareholder Meeting includes a “clawback” provision that allows the Company to cancel or recoup annual incentive awards if an executive violates PepsiCo’s Worldwide Code of Conduct, engages in gross misconduct or violates non-compete, non-solicitation or confidentiality provisions.

Long-term equity incentive awards represent the most significant element of executive officer pay to ensure that executives have a strong incentive to create long-term shareholder value. In particular, equity awards to executive officers are balanced equally between stock options and performance-based restricted stock units (PSUs). PSUs are paid only if PepsiCo meets Compensation Committee-approved financial targets during a three-year period, and the Compensation Committee determines the award that should be paid at the end of the performance period.

The Company’s long-term incentive program also has several governance features to further support executives’ long-term focus:

•

Although equity awards partially vest upon retirement, retiring executives must wait until the end of the three-year performance period in order to earn PSU awards based on achievement of pre-established financial performance metrics, and they cannot exercise stock options until the end of the regular three-year vesting period.

•

A “clawback” provision gives the Company the right to cancel awards and recoup gains from stock option exercises and PSU payouts if an executive violates PepsiCo’s Worldwide Code of Conduct, engages in gross misconduct or violates non-compete, non-solicitation or confidentiality provisions.

•	Stock ownership guidelines require executive officers to personally own significant levels of stock.

•	An exercise and hold policy limits the number of shares that an executive officer may receive upon exercising stock options if the executive officer has not met his or her ownership guideline.

To ensure continued personal commitment to PepsiCo’s stock performance and to maintain a long-term perspective, the Board increased the stock ownership guidelines in 2008. In addition, the Board adopted a policy requiring that 100% of the shares held under the ownership guidelines must be retained for a minimum of six months after retirement or termination, and 50% must be retained for a minimum of one year after retirement or termination.

Components of PepsiCo’s Compensation and Benefits Programs

For 2008, the primary components of our compensation and benefits programs for executive officers were (1) base salary, (2) annual incentive awards, (3) performance-based long-term cash awards, (4) long-term equity incentive awards, (5) retirement programs and (6) benefits and perquisites. These components promote the compensation objectives described in the “Compensation Philosophy” section of this Compensation Discussion and Analysis and are underpinned by the governance features highlighted at the end of this Compensation Discussion and Analysis (beginning on page 36 of this Proxy Statement).

1. Base Salary.    Base salary is the “fixed” component of executive compensation intended to meet the objective of attracting and retaining the executive officers necessary to lead the Company. The relative levels of base salary for the Chairman & CEO and the other executive officers are based on the underlying accountabilities of each executive officer’s position and reflect each executive officer’s scope of responsibility. The Compensation Committee annually reviews executive officer salaries and benchmarks them against data with respect to similar positions among the peer group companies and in the Fortune 100 and Towers Perrin executive compensation survey. In addition, executive officer salaries are analyzed relative to internal positions to ensure equity and alignment of our pay within PepsiCo. Base salaries paid to our Named Executive Officers in 2008 are presented under column (c) in the 2008 Summary Compensation Table (page 39 of this Proxy Statement).

During 2008, the Compensation Committee did not change the base salaries of Ms. Nooyi, Mr. White, Mr. Compton and Mr. Goodman, as the Committee determined that their salaries were market competitive. The Committee increased Mr. Carey’s salary by 3.9% in February 2008 to align with market competitive salaries of comparable positions.

2. Annual Incentive Compensation.    We provide performance-related annual incentive compensation opportunities to our executive officers under the shareholder-approved PepsiCo, Inc. 2004 Executive Incentive Compensation Plan (“2004 EICP”). Awards under the 2004 EICP are designed to provide annual incentives to drive Company, business unit and individual performance.

Setting the Maximum Award for Tax Deductibility:    We intend awards to be fully deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. To achieve this, we establish each executive officer’s maximum award, within the shareholder-approved limits set forth in the 2004 EICP, based on pre-approved financial performance targets. In 2008, the Compensation Committee approved Core Earnings Per Share (“Core EPS”)1 growth as the financial performance target for all executive officers. After the Compensation Committee determines the degree to which the financial performance target has been met, the Committee approves the maximum award payable under the 2004 EICP and then exercises discretion to reduce, but not to increase, the amount of the actual award payable under the 2004 EICP based on performance against the Company and individual objectives described below.

In 2008, PepsiCo’s actual Core EPS growth of 9% was below the target Core EPS growth of ~10%. This level of performance funded individual awards for each Named Executive Officer at 90% of the shareholder-approved limit, and resulted in the maximum award for each executive officer being capped at $8.1 million. The Committee then exercised its discretion in determining the amount of the actual incentive awards provided to all Named Executive Officers. The description below outlines how actual annual incentives are determined.

Determining the Actual Award:    Once the maximum award is determined based on the pre-approved financial performance target, the Compensation Committee considers both Company financial performance and individual performance to determine the actual incentive award payable to each executive officer. In no event will the actual award exceed the maximum award determined under the 2004 EICP. For our Chairman & CEO, performance is evaluated in a non-formulaic manner with no specific weighting given to the performance measures. For our other executive officers, Company performance is weighted approximately two-thirds and individual performance is weighted approximately one-third.

The range of potential incentive awards for each Named Executive Officer for 2008 is listed under columns (c), (d) and (e) in the 2008 Grants of Plan-Based Awards table on page 42 of this Proxy Statement. The actual payout can range from 0% to 200% of a Named Executive Officer’s target incentive opportunity. If financial performance with respect to a specific measure is above or below target, actual payout will be leveraged above or below the target incentive opportunity.

Individual Performance Measures:    The Compensation Committee evaluates individual performance based on measures related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improved operating efficiencies and driving PepsiCo’s Performance with Purpose priorities in the areas of human sustainability, environmental sustainability and talent sustainability. The strategic business imperatives are intended to be challenging. They can be both qualitative and quantitative and vary for each executive officer. The Compensation Committee gives no specific weighting to the various strategic imperatives and evaluates individual performance in a non-formulaic manner.

[1]	In order to ensure the performance measures accurately reflect the performance of the Named Executive Officers and the Company’s ongoing results, the Committee has decided to utilize Core EPS for compensation purposes. Core EPS results exclude the mark-to-market net impact on commodity hedges recorded in 2008 and 2007, the impact of restructuring and impairment charges recorded in 2008 and 2007 (including, for 2008, charges associated with our Productivity for Growth initiatives), our share of the Pepsi Bottling Group’s restructuring and impairment charges recorded in 2008 and certain non-cash tax benefits recorded in 2007. These items are included when computing EPS growth in accordance with generally accepted accounting principles.

Company Performance Measures:    Our annual incentive plan utilizes Company performance measures that executives directly influence to ensure a direct link between performance and actual incentive awards. The specific 2008 Company performance measures used by the Committee when applying negative discretion to the maximum award for PepsiCo’s Named Executive Officers under the 2004 EICP are listed in the table below. These performance measures relate to corporate-wide (PepsiCo) performance, business unit (such as PepsiCo International) performance and division (such as Frito-Lay North America) performance depending on the Named Executive Officer’s position and scope of responsibility. If an executive officer assumes a leadership position of a different business unit, the annual incentive award is determined based 50% on the prior business unit and 50% on the current business unit. This practice ensures that executive officers are held accountable for results in the prior business unit in which they established the subsequent year’s business priorities and long-term strategies.

Our corporate-wide financial performance objectives include Core EPS growth and net revenue growth. Similar objectives for business units and divisions are net operating profit before tax (NOPBT) growth and net revenue growth. In addition to these objectives, a market share growth target for each division is established. Achievement of the market share growth target can raise a Named Executive Officer’s Company performance score by up to 25%. These financial performance objectives may be subject to adjustments for a number of items not in an executive’s control, such as currency fluctuations, merger and acquisition activity and changes in generally accepted accounting principles (GAAP), as we believe that ongoing results are more reflective of performance than reported financial performance calculated under GAAP.

Name	Company Performance Measures

Indra K. Nooyi	– Core EPS Growth & Net Revenue Growth

Richard A. Goodman	– Core EPS Growth & Net Revenue Growth

Michael D. White	– PepsiCo International: NOPBT Growth & Net Revenue Growth

John C. Compton	– PepsiCo Americas Foods & North America Beverages: NOPBT Growth & Net Revenue Growth

Albert P. Carey	– Frito-Lay North America & PepsiCo Americas Foods: NOPBT Growth & Net Revenue Growth

Results:    After the end of 2008, the Compensation Committee evaluated PepsiCo’s performance against the 2008 performance measures described above and determined each Named Executive Officer’s actual incentive award. In determining annual incentive awards for the Chairman & CEO and the Chief Financial Officer in 2008, the Compensation Committee considered actual Company performance against the corresponding pre-established performance targets noted in the following table.

COMPANY PERFORMANCE MEASURES	TARGET	ACTUAL 2008 PERFORMANCE
Net Revenue Growth	~11%	10%
Core EPS Growth	~10%	9%

For the CEOs of PepsiCo’s business units and divisions, NOPBT and net revenue growth targets were challenging and were set to approximate the 75th percentile of our peer group, meaning that targets were set to fall within the top 25% of peer companies. The actual annual incentive awards determined by the Compensation Committee for each Named Executive Officer are included in column (g) in the 2008 Summary Compensation Table on page 39 of this Proxy Statement.

For all Named Executive Officers except Al Carey, the annual incentive awards provided in March 2009 reflecting 2008 performance were less than annual incentive awards provided in March

2008 reflecting 2007 performance. Mr. Carey’s annual incentive award increased by approximately 4% due to strong Frito-Lay North America performance in 2008. Ms. Nooyi’s actual annual incentive award is discussed on pages 34 and 35 of this Compensation Discussion and Analysis.

3. Performance-Based Long-Term Cash Compensation.    Through 2008, executive officers, with the exception of the Chairman & CEO, had a performance-based long-term cash award opportunity that was expressed as a percent of salary. The Chairman & CEO was not eligible because a competitive performance-based long-term cash opportunity would not have provided meaningful retention in relation to the market-based equity opportunity. Beginning in 2009, all other executive officers will also no longer receive performance-based long-term cash awards, with the value allocated to the executive officers’ annual incentive and equity opportunity. This change better aligns the pay mix for PepsiCo’s executive officers with the market.

Through 2008, the Compensation Committee determined the amount of the actual award (as a percent of target) based on achievement of the same annual performance goals used for annual incentive compensation (see “Annual Incentive Compensation” discussion on pages 28 and 29 of this Proxy Statement for details). However, the long-term cash award vests and pays out in equal installments over three years, with the first installment paid out the calendar quarter following the performance year. The executive officers only receive the full value of these awards if they remain employed through the vesting period. Executive officers who retire from the Company are eligible to receive the full value of their unvested performance-based long-term cash awards. The value of the 2008 performance-based long-term cash awards to our Named Executive Officers is included under column (g) in the 2008 Summary Compensation Table on page 39 of this Proxy Statement. The value of performance-based long-term cash awards earned in 2006 and 2007, but paid in 2008, is included in footnote (8) to the 2008 Summary Compensation Table.

4. Long-Term Equity Incentive Compensation.    Consistent with our compensation philosophy, we believe that stock ownership and stock-based incentive awards are the best way to align the interests of the executive officers with those of PepsiCo’s shareholders. We have a long history of linking pay to our long-term stock performance for all employees, not just executives. This is best demonstrated by the fact that, since 1989, we have provided an annual grant of stock options to virtually all full-time U.S. employees under SharePower, our broad-based stock option program.

Executive officers’ long-term equity incentives are comprised of:

(a)	Stock options and

(b)	Performance-based restricted stock units (PSUs) that pay out only if pre-approved performance targets are achieved

The annual executive officer long-term incentive program is designed to deliver a mix of approximately 50% stock options and 50% PSUs. Most executives are provided with a choice between stock options and restricted stock units (“RSUs”) that vest after three years of service. However, PepsiCo’s executive officers, including the Chairman & CEO and the other Named Executive Officers, are not provided with this choice. The value of the annual equity award for these executive officers is balanced equally between stock options and PSUs.

Target grant levels for executive officers vary by position and are based on competitive benchmarking. Target grant levels are expressed in dollars (rather than as a percent of salary) and are set to approximate the peer group median. The actual size of grants awarded to executive officers can range from 0% to 150% of target and are determined based on Company and individual performance. We require that annual option and PSU awards made under the long-term incentive plans include vesting terms that encourage an executive officer to remain with PepsiCo for a number of years.

Upon recommendation by the Compensation Committee, the independent members of the Board directly approve individual awards to executive officers. Stock option and PSU grants are awarded under our shareholder-approved long-term incentive plans at “Fair Market Value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. This formula mitigates the impact of our stock price’s intra-day volatility when setting the grant price of equity awards. PepsiCo does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under the shareholder-approved 2003 and 2007 Long-Term Incentive Plans. PepsiCo’s grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the Fair Market Value on such dates. Our annual grant, if approved by the Board, is provided on the later of February 1st or the regularly scheduled January/February Board meeting. On February 1, 2008, the Board granted stock options and PSUs to all executive officers with a grant price of $68.75 (the average of the low and high price on the date of grant, rounded up to the nearest quarter).

4(a). Stock Options.    We believe that stock options are motivational and represent performance-based compensation, as they have no intrinsic value to recipients on the date of grant and they only deliver meaningful value if PepsiCo achieves sustained, long-term stock price growth. The number of stock options an executive officer receives each year can vary from 0% to 150% of target based on Company and individual performance as described earlier. Subject to Compensation Committee and Board approval, executive officers receive annual grants of stock options each February that generally vest after three years of service and expire after ten years. Executive officers who retire from the Company at age 55 through age 61 with at least 10 years of service are eligible to vest in a pro-rata portion of their stock option grants based on the length of time served in proportion to the full vesting period. Executive officers who retire from the Company at or after age 62 are eligible to vest in the full stock option grant. Dividends are not earned on stock option grants. The 2008 grant date fair value of stock option awards to our Named Executive Officers is presented under column (m) in the 2008 Grants of Plan-Based Awards table on page 42 of this Proxy Statement.

4(b). Performance-Based Restricted Stock Units (PSUs).    Subject to Compensation Committee and Board approval, grants of PSUs are provided to executive officers annually from 0% to 150% of target based on Company and individual performance as described earlier. PSUs vest based on PepsiCo achieving pre-established annual financial performance targets for each year in a three-year performance period. The Compensation Committee establishes these financial performance targets each year. Financial performance targets for the PSUs have never been adjusted or “reset,” and management does not have the authority to do so.

Annual financial performance targets are set at the beginning of each year during the three-year performance period to achieve approximately 75th percentile financial performance relative to the peer group. When PepsiCo achieves these financial performance targets for each of the years in the three-year performance period, executive officers are eligible to receive the full number of shares subject to the award. If PepsiCo were to perform below the pre-established annual financial performance target in any of the three years during the performance period, the number of shares earned for that performance year would be proportionately reduced. No shares would be earned for a performance year if PepsiCo were to perform below the threshold set by the Committee for the performance year. For awards granted prior to 2009, the number of shares earned cannot exceed the number of PSUs awarded, even if PepsiCo were to exceed the financial performance targets in each performance year. Beginning with the 2009 award, the Board approved the ability to earn above-target PSU awards in order to reward performance that exceeds target. This change will allow executives to earn a number of shares up to 125% of the PSUs granted if PepsiCo exceeds its performance targets in each year during the three-year performance period.

Notwithstanding the attainment of the financial performance targets over the three-year performance period, the Board and Compensation Committee retain the right to reduce, but not increase, the size of the award that would otherwise be paid. Executive officers forfeit all PSUs if they leave PepsiCo prior to the completion of the three-year performance period. Executive officers who retire from the Company at age 55 through age 61 with at least 10 years of service are eligible to vest in a pro-rata portion of their PSU grants based on the length of time served in proportion to the full vesting period. Executive officers who retire from the Company at or after age 62 are eligible to vest in the full PSU grant. However, payment of the final award remains contingent on achieving the 3-year performance targets.

In February 2008, the Compensation Committee set ~10% Core EPS growth as the financial performance level necessary for executive officers to earn the full PSU award for the 2008 performance year. PepsiCo’s 2008 actual Core EPS growth of 9% was lower than the ~10% Core EPS growth target. Based on the 2008 PSU performance scale previously established by the Compensation Committee, the Committee certified that executive officers had earned 50% of the PSU shares for (i) the final third of the PSUs granted in 2006, (ii) the second third of the PSUs granted in 2007 and (iii) the first third of the PSUs granted in 2008. As a result of PepsiCo’s meeting 100% of the Core EPS growth targets for 2006 and 2007 and 50% of the Core EPS growth target for 2008, 83% of the PSUs awarded to executive officers in 2006 vested in February 2009 and 17% of those PSUs were forfeited, as outlined in the following table:

Name	2006 PSUs Granted	2006 PSUs Forfeited Due to EPS Achievement	2006 PSUs Vested and Paid Out in '09
I. Nooyi	17,974	3,002	14,972
R. Goodman*	—	—	—
M. White	17,974	3,002	14,972
J. Compton	12,596	2,104	10,492
A. Carey	11,022	1,841	9,181

*	Mr. Goodman received a service-based RSU award in February '06, prior to assuming the role of PepsiCo CFO.

The 2008 grant date fair value of PSUs to our Named Executive Officers is included under column (m) in the 2008 Grants of Plan-Based Awards table on page 42 of this Proxy Statement. Executive officers earn dividend equivalents on their PSUs and RSUs during the vesting period that are paid out (without interest) only if and when the corresponding PSUs and RSUs vest.

5. Retirement Programs.    Our U.S. retirement programs consist of defined benefit pension plans, retiree medical coverage, retiree life insurance, and a 401(k) plan. Our defined benefit pension plans are designed to facilitate the retirement of employees who have performed at PepsiCo over the long term. Pension benefits are calculated based on years of service and pay (i.e., base salary and annual incentive compensation). Awards of stock options, PSUs, RSUs and performance-based long-term cash are not considered when determining pension benefits. Executive pension benefits are calculated using the same formula as other salaried employees; however, because of IRS compensation and benefit limits applicable to PepsiCo’s qualified pension plan, a significant portion of an executive officer’s pension is typically provided by a non-qualified, unfunded pension plan. As a result, pension benefits are provided to Named Executive Officers under two plans, a qualified and a non-qualified plan. The present value of each Named Executive Officer’s accumulated benefit under the qualified and non-qualified pension plans is set forth in the 2008 Pension Benefits table on page 46 of this Proxy Statement. The narrative following the 2008 Pension Benefits table describes the plans’ material features.

Named Executive Officers are eligible for retiree medical coverage. This benefit is available to all salaried employees based on age and service, and our executives who enroll for coverage are required to pay twice as much for their coverage as other retirees. Named Executive Officers are also eligible for retiree life insurance equal to 100% of eligible pay (i.e., base salary and annual incentive award) upon death in retirement at age 55, declining by 10% per year thereafter, with a $5,000 maximum benefit beginning at age 65.

Executive deferrals into the 401(k) plan and Company matching contributions are also limited by IRS regulations. While the Company does permit most executives to defer their base salary and annual incentive compensation, PepsiCo does not provide an excess plan to offset 401(k) limitations. PepsiCo also does not provide to executives other special benefit plans such as executive life insurance.

6. Benefits and Perquisites

6(a). Benefits.    Executives generally receive the same healthcare benefits as other employees. U.S.-based medical benefits are the same for all participants in the Company’s healthcare program; however, our executives are required to pay twice as much for their coverage. All of our employees, including executive officers, are eligible to participate in HealthRoads, PepsiCo’s broad-based wellness program. HealthRoads provides our employees with personal health coaching recommendations and encouragement to reach exercise, weight management, nutrition, smoking cessation and stress management goals. In addition, executive officers who relocate at PepsiCo’s request are supported under the relocation program available to all PepsiCo employees. The program covers relocation expenses and applicable reimbursement of taxes associated with moving.

6(b). Perquisites.    Consistent with our philosophy of making compensation primarily performance-based, we limit executive perquisites to a company car, an annual physical and selective personal use of company aircraft and ground transportation. As part of the company car program, executive officers (with the exception of the Chairman & CEO) have the option of receiving a low emission, fuel efficient automobile (as designated by the Environmental Protection Agency’s “SmartWay” program) supplied through the Company (including insurance, maintenance and fuel) or a monthly payment in lieu of the automobile benefit. For Ms. Nooyi, the Compensation Committee has authorized personal use of the Company’s ground transportation in lieu of a company car along with personal use of the company aircraft. Ms. Nooyi’s use of a car and driver for commuting and business, as well as personal use of company aircraft, enhances security and personal safety and increases her time available for business purposes. Ms. Nooyi is fully responsible for any tax liability associated with these perquisites.

Personal use of company ground transportation is utilized by other executive officers on a limited and selective basis. Executives are fully responsible for their tax liability associated with any personal use of company ground transportation. In addition, during 2008, personal use of company aircraft was available and utilized by other executive officers on a selective basis. Beginning in 2009, all executive officers, other than Ms. Nooyi, must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a certain number of hours per year as established by the Compensation Committee. All executives are fully responsible for any tax liability associated with personal use of aircraft.

We do not provide executive officers other perquisites such as country club memberships, financial planning or company-paid apartments.

6(c). Change-in-Control Provisions.    All employees, including Named Executive Officers, and non-employee directors are provided change-in-control protections for their equity awards under our shareholder-approved long-term incentive plans. For all grants in 2007 and thereafter, stock options vest and RSUs and PSUs are paid at target if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquiring entity fails to assume the awards (“double trigger”). We adopted “double trigger” vesting to ensure management talent would be available to assist in the successful integration following a change-in-control and to align with emerging governance trends.

For all grants prior to 2007, stock options vest and RSUs and PSUs are paid upon a change in control of PepsiCo. In the event a participant is terminated without cause within two years following the change in control or the participant’s options are adversely modified, the participant receives a payment up to the present value of his or her outstanding pre-2007 options at the time of such event calculated using the Black-Scholes formula.

Named Executive Officers are not eligible to receive any cash severance, continued health and welfare benefits, pension service credit, tax gross-ups or any other change-in-control benefits other than the change-in-control protections under our long-term incentive plans described earlier.

6(d). Executive Deferral.    Under the PepsiCo Executive Income Deferral Program, most U.S.-paid executives can elect to defer up to 85% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds which grow on a tax-deferred basis. Prior to 2004, stock option gains and performance-based long-term cash awards were also eligible for deferral. If stock options were deferred, they were required to have been exercised within one month of expiration and the gains were required to have been deferred into the PepsiCo Common Stock Fund.

Executives have the opportunity to invest their deferrals into nine market-based funds, including the PepsiCo Common Stock Fund and an investment fund that earns interest at 120% of the Long-term Applicable Federal Rate. The executive deferral program does not guarantee a rate of return, and none of the funds provides “above market” earnings.

PepsiCo does not match an executive’s deferrals. The PepsiCo Executive Income Deferral Program is a non-qualified and unfunded program in which account balances are unsecured and at-risk, meaning the balances may be forfeited in the event of the Company’s bankruptcy. The narrative accompanying the 2008 Non-Qualified Deferred Compensation table on page 48 of this Proxy Statement describes the executive deferral program’s material features.

Determining Chairman & CEO Compensation for 2008 Performance

As discussed earlier, the compensation provided to PepsiCo’s Chairman & CEO is based on a pay-for-performance philosophy that is aligned with shareholder returns over the long-term; specifically:

•	The vast majority of compensation (i.e., 90%) is performance-based, with an appropriate mix of annual, intermediate, and long-term compensation.

•	Pay is targeted between the median and 75th percentile of peer companies, and above target pay can only be earned when PepsiCo delivers above-target performance.

•	Unlike many companies, the number of stock options received by executives may vary from 0% to 150% of target, based on performance objectives (as described above).

As Chairman & CEO of PepsiCo, Ms. Nooyi’s compensation for 2008 performance recognized the Company’s performance against pre-established Company financial targets, as well as Ms. Nooyi’s performance against pre-established strategic imperatives. Based on 2008 performance, the Board of Directors approved for Ms. Nooyi a $13.98 million total compensation package (defined as base salary, annual incentive and long-term incentive equity awards). This total compensation package is 9% lower than her compensation for 2007 performance as outlined in the following table:

Performance Year	Base Salary	Annual Incentive	Stock Award Value	Option Award Value	Total Compensation
2008	$1,300,000	$2,600,000	$6,000,024 (1)	$4,079,998 (3)	$13,980,022
2007	$1,300,000	$3,200,000	$6,428,538 (2)	$4,382,569 (4)	$15,311,107

% Change:	0%	-19%	-7%	-7%	-9%

(1)	The PSU award for the 2008 performance year granted on Feb. 6, 2009 is disclosed in footnote (3) to the 2008 Grants of Plan-Based Awards Table and is valued based on the full FAS 123R grant date fair value.

(2)	The PSU award for the 2007 performance year granted on Feb. 1, 2008 is disclosed in the 2008 Grants of Plan-Based Awards Table and is valued based on the full FAS 123R grant date fair value.

(3)	The option award for the 2008 performance year granted on Feb. 6, 2009 is disclosed in footnote (3) to the 2008 Grants of Plan-Based Awards Table and is valued using the same FAS 123R assumptions as the 2008 award to ensure comparability of data.

(4)	The option award for the 2007 performance year was granted on Feb. 1, 2008 is disclosed in the 2008 Grants of Plan-Based Awards Table and is valued based on the full FAS 123R grant date fair value.

The above table is presented to show compensation actions for Ms. Nooyi based on 2007 and 2008 performance. It differs from the 2008 Summary Compensation Table which is required by the SEC to follow the Statement of Financial Accounting Standards 123R, Share-Based Payment (“FAS 123R”) methodology for expensing equity awards over the vesting period.

At its February 2009 meeting, the Board of Directors approved Ms. Nooyi’s $2.6 million annual cash incentive award based on 2008 performance. This award is significantly below the maximum award of $8.1 million and is a 19% decrease from her $3.2 million annual incentive award for 2007 performance. Further, the Board of Directors also approved at its February 2009 meeting Ms. Nooyi’s long-term incentive award with an estimated FAS 123R grant date present value of $10.1 million (consisting of the PSU award and option award included in the table on the previous page). This amount represents a 7% decrease from her prior year long-term incentive award of $10.8 million.

In determining Ms. Nooyi’s annual and long-term incentive awards, the Committee considered PepsiCo’s performance against pre-established Company-wide financial performance targets (specified on page 29 of this Compensation Discussion & Analysis), as well as the following results against financial and individual strategic imperatives:

•	Solid 9% Core EPS growth despite volatile foreign exchange rates and significant commodity inflation which negatively impacted the price of materials used in PepsiCo products.

•

At the end of 2008, PepsiCo Americas Beverages started the rollout of a revitalized beverage portfolio in the North American market, including new brand identities for Gatorade, Pepsi, Sierra Mist and Mountain Dew, as well as key product innovations such as a new formulation of SoBe Lifewater sweetened with PureViaTM, an all-natural, zero-calorie sweetener recently approved by the FDA. The Company’s Latin American Beverages business continued to generate solid top-line and bottom-line results.

•	PepsiCo Americas Foods delivered double-digit core division operating profit growth for 2008, despite continued commodity cost pressure.

•	PepsiCo International delivered 16% core operating profit growth for 2008 on 8% snacks volume growth and 13% beverage volume growth.

•

In the area of environmental sustainability, PepsiCo conserved 5 billion liters of water and 500 million kilowatt hours of energy by adopting operating efficiencies. PepsiCo was again included in the Dow Jones Sustainability North America Index and Dow Jones Sustainability World Index.

Finally, the Board of Directors left Ms. Nooyi’s base salary unchanged at $1.3 million through 2009 as her salary is appropriately positioned at the peer group median.

Effect of Recent Economic Volatility on Executive Pay

Despite the challenging economic environment that has impacted the Company’s business, the Compensation Committee did not lower or otherwise adjust the financial performance targets for the annual or long-term incentive awards. In addition, other than a 3.9% increase for Mr. Carey approved in February 2008, the Compensation Committee did not increase salaries for the Named Executive Officers for 2008 or 2009. For all Named Executive Officers, other than Mr. Carey, the annual incentive awards approved in February 2009 for 2008 performance decreased versus awards approved in February 2008 for 2007 performance due to lower performance relative to pre-established financial targets.

Furthermore, as PepsiCo’s actual Core EPS growth of 9% was lower than the Compensation Committee’s previously established 2008 Core EPS growth target of ~10%, executive officers earned 50% of the PSU shares for (i) the final third of the PSUs granted in 2006, (ii) the second third of the PSUs granted in 2007 and (iii) the first third of the PSUs granted in 2008. As a result of PepsiCo’s meeting 100% of the Core EPS growth targets for 2006 and 2007 and 50% of the Core EPS growth target for 2008, 83% of the PSUs awarded to executive officers in 2006 vested in February 2009 and 17% of those PSUs were forfeited.

Additional Features of our Executive Compensation Programs

Our compensation and benefit programs operate with the following governance features:

Stock Ownership.    To reinforce our ownership philosophy, the Board has established stock ownership guidelines for executive officers. Under those guidelines, executive officers are required to own shares of PepsiCo stock equal to a specified multiple of their annual base salary. The multiples applicable to the executive officers through 2008 varied from between two and eight times base salary based on an executive officer’s position. In 2008, the Board significantly increased the stock ownership levels. The new levels applicable to executive officers beginning in 2009 range from between four and ten times annual base salary:

	2008	2009
– CEO	8x	10x
– Business Unit CEOs	4x	6x
– All Other Executive Officers	2x	4x

PepsiCo shares or equivalents held directly by the executive officer (or immediate family members), in the 401(k) plan, deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement. Unexercised stock options, unvested PSUs and RSUs do not count towards satisfying the requirement.

Executive officers have five years from the date they first become subject to a particular level of the stock ownership guidelines to meet the ownership level. All of our executive officers have met or are on track to meet their objectives within the five-year time requirement. In 2008, the Board approved an additional change to the stock ownership guidelines requiring executive officers to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold 50% of the shares needed to meet the applicable level of stock ownership until at least one year after termination or retirement. The Board believes that this change further aligns the interests of PepsiCo’s executive officers with those of shareholders.

Exercise and Hold Policy.    To ensure that our executive officers exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy in 2002. This policy limits the proceeds that an executive officer may receive in cash upon exercise of options during each calendar year to 20% of the aggregate value of all the executive officer’s in-the-money vested options as of the annual equity grant date for that year.  Any proceeds in excess of this 20% limit must be held in PepsiCo shares for at least one year after the date of exercise. Beginning in 2009, executive officers who meet their recently increased ownership level are exempt from this requirement, as long as they continue to meet their ownership guideline.

Employment Contracts and Separation Agreements.    Named Executive Officers, including the Chairman & CEO, do not have employment contracts. Consistent with our approach of rewarding performance, employment is not guaranteed; thus the Company or the Named Executive Officer may terminate the employment relationship at any time. In some cases, the Compensation Committee or Board of Directors may agree to provide separation payments to departing executives upon their termination to obtain an extended non-compete, non-solicitation and non-disclosure agreement and a release of claims.

Clawback Provision.    Under the terms of our long-term incentive plans and our executive deferral program, employees, including Named Executive Officers, who violate PepsiCo’s Worldwide Code of Conduct, who violate our non-compete, non-solicitation and non-disclosure policies or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel an executive’s outstanding equity awards, including both vested and unvested awards, if PepsiCo determines that the executive has committed any such violation. Our long-term incentive plans and the PepsiCo Executive Income Deferral Program also permit PepsiCo to recover all gains from exercised stock options and vested RSUs and PSUs as well as any gains earned on contributions to the PepsiCo Executive Income Deferral Program. The PepsiCo, Inc. Executive Incentive Compensation Plan that is being presented to shareholders for their approval at the Annual Meeting includes similar clawback provisions that would be applicable to annual incentive payments.

Hedging.    Our insider trading policy prohibits executive officers from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo stock.

Trading Windows.    Executive officers can only purchase and sell PepsiCo stock and exercise stock options during approved trading windows, which generally open two days after PepsiCo issues its quarterly earnings release. Trading windows typically close one month after the opening of the window.

Tax Considerations

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1,000,000 paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, it believes that the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Committee believes it should have flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses.

For compensation awarded in 2008, PepsiCo expects that the executive compensation programs will have the following implications under Section 162(m):

•	Base salaries for all Named Executive Officers except the Chairman & CEO are fully deductible in 2008 as those salaries were at or under $1 million.

•

Annual incentive awards and performance-based long-term cash awards are paid based on achievement of performance measures under the shareholder-approved 2004 EICP. As a result, cash incentive awards are deductible as performance-based under Section 162(m).

•	Stock option awards were provided under the shareholder-approved 2007 Long-Term Incentive Plan and are deductible as performance-based under Section 162(m) at the time stock options are exercised.

•

PSU awards were provided under the shareholder-approved 2007 Long-Term Incentive Plan and are paid out based on achievement of performance measures. As a result, the PSUs are deductible as performance-based under Section 162(m).

Summary

PepsiCo’s compensation practices and compensation philosophy are designed to align executive interests with those of shareholders. We believe our pay programs have a strong pay-for-performance orientation, foster appropriate risk-taking, are properly designed to assist the Company in attracting, retaining and motivating the key talent PepsiCo needs to continue to compete and provide strong return to shareholders, and offer a competitive advantage to the Company and its shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Shona L. Brown joined the Compensation Committee on March 20, 2009.

THE COMPENSATION COMMITTEE

ARTHUR C. MARTINEZ, CHAIRMAN VICTOR J. DZAU RAY L. HUNT	SHARON PERCY ROCKEFELLER DANIEL VASELLA

2008 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended December 27, 2008. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers who were most highly compensated in fiscal year 2008, by reference to their total compensation in the table below (excluding amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column).

Name and Principal Position (a)	Year (b)	Salary ($)(2) (c)	Bonus ($)(3) (d)	Stock Awards ($)(4)(5)(6) (e)	Option Awards ($)(6)(7) (f)	Non-Equity Incentive Plan Compensation ($)(8) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(9) (h)	All Other Compensation ($)(10) (i)	Total ($) (j)
Indra K. Nooyi	2008	1,300,000	0	3,965,714	3,900,695	2,600,000	1,409,032	206,594	13,382,035
Director; Chairman of the Board and Chief Executive Officer	2007 2006	1,300,000 964,413	0 0	3,231,973 2,006,876	2,829,423 2,353,440	3,200,000 3,000,000	825,085 898,884	92,215 153,506	11,478,696 9,377,119

Richard A. Goodman	2008	650,000	0	1,026,182	389,455	819,000	740,658	30,162	3,655,457
Chief Financial Officer	2007	565,385	0	1,080,718	233,026	822,998	414,308	28,637	3,145,072
	2006	470,508	0	619,224	290,339	696,007	491,459	27,614	2,595,151

Michael D. White	2008	1,000,000	0	3,614,040	1,531,432	2,289,800	1,445,271	179,894	10,060,437
Director; Vice Chairman,	2007	1,000,000	0	3,856,878	1,579,970	2,408,000	1,712,966	267,964	10,825,778
PepsiCo; Chief Executive Officer, PepsiCo International	2006	894,856	0	2,519,696	1,555,591	2,812,000	1,194,115	91,315	9,067,573

John C. Compton	2008	860,000	0	1,620,099	1,386,431	1,268,399	657,570	137,063	5,929,562
Chief Executive Officer,	2007	860,000	0	1,755,745	1,581,404	1,474,549	522,455	1,923,238	8,117,391
PepsiCo Americas Foods	2006	767,212	0	733,719	1,567,322	1,360,681	414,828	112,815	4,956,577

Albert P. Carey(1)	2008	759,539	0	1,009,038	901,252	1,378,240	811,353	373,404	5,232,826
President and Chief Executive Officer, Frito-Lay North America	2007	735,000	0	1,221,099	947,300	1,327,410	450,680	276,816	4,958,305

(1)	Mr. Carey was not a Named Executive Officer for 2006. As a result, only his 2008 and 2007 compensation information is included in the Summary Compensation Table.

(2)	Salary amounts reflect the actual base salary payments made to the Named Executive Officers in 2008, 2007 and 2006.

(3)	“Bonus” refers to cash annual incentive payments that are not performance-based. In 2008, 2007 and 2006, no such payments were made to any Named Executive Officer, as all cash incentives were performance-based and are reflected in column (g) of the table above, labeled “Non-Equity Incentive Plan Compensation.”

(4)	The amounts reported for stock awards represent restricted stock units (RSUs) and performance-based restricted stock units (PSUs) for which PepsiCo recorded a 2008, 2007 and 2006 compensation expense for financial statement reporting purposes. Under the required FAS 123R methodology, the compensation expense reflected in column (e) is for RSU and PSU grants made in 2008, 2007, 2006 and grants made in prior years which continue to be expensed. The dividend equivalents on the RSUs and PSUs are included in the FAS 123R compensation expense. The compensation expense reported in column (e) disregards any estimate of forfeitures and reflects the adjustment for actual PSU forfeitures due to financial performance specified in footnote (5) below. The full FAS 123R grant date fair value of the RSU and PSU awards granted in 2008 is included in column (m) in the 2008 Grants of Plan-Based Awards table on page 42 of this Proxy Statement. For a discussion of the assumptions and methodologies used in calculating the FAS 123R compensation expense of RSUs and PSUs reported in column (e), please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

(5)

In February 2009, the Compensation Committee concluded that PepsiCo’s actual 2008 Core EPS growth of 9% was below the Compensation Committee’s pre-established Core EPS growth target of ~10% for the 2008 performance year as disclosed on page 32 of the “Performance-Based Restricted Stock Units (PSUs)” section of the Compensation Discussion and Analysis. Based on the 2008 PSU performance scale previously established by the Compensation Committee, the Compensation Committee certified that the executive officers had forfeited 50% of (i) the final third of the PSUs granted in

2006, (ii) the second third of the PSUs granted in 2007 and (iii) the first third of the PSUs granted in 2008. Accordingly, PepsiCo’s adjusted expense recognized in connection with these PSU awards in 2008 for each Named Executive Officer is shown in the following table:

Name	Full FAS 123R Stock Award Expense (a)($)	PSU Adjustment Due to Forfeited Amounts (b)($)	Total Reported in Summary Compensation Table Column (e) (a)+(b)($)
I. Nooyi	4,991,866	(1,026,152)	3,965,714
R. Goodman	1,137,852	(111,670)	1,026,182
M. White	4,026,680	(412,640)	3,614,040
J. Compton	1,942,659	(322,560)	1,620,099
A. Carey	1,244,645	(235,607)	1,009,038

(6)	Ms. Nooyi was promoted to CEO in October of 2006. Based on the FAS 123R methodology, approximately half of the 2007 stock and stock option award value reported in columns (e) and (f) was from smaller grants provided when she was President and CFO, and the remaining half was from her CEO grant provided in 2007. The majority of the 2008 stock and stock option award value reported for Ms. Nooyi in columns (e) and (f) is from the grants she received in 2007 and 2008 as CEO of the Company. Thus, the increase in Ms. Nooyi’s LTI value in 2008 is largely attributable to her CEO transition. The following table illustrates how Ms. Nooyi’s 2008 LTI value increased relative to her 2007 LTI value due to the expense associated with her 2008 CEO award compared to the expense for her 2005 President and CFO award:

Award Position	Award Year	'07 Expense ($)	'08 Expense ($)
CEO	2008	-	2,996,239
CEO	2007	3,025,411	2,749,904
CFO	2006	704,149	535,960
CFO	2005	746,609	57,431
CFO	2004 Annual and all Retention	1,585,227	1,526,874

	Total	6,061,396	7,866,408
Increase in '08 Stock & Stock Option Awards Expense:			1,805,012

(7)	The amounts reported for option awards represent stock option grants for which PepsiCo recorded a 2008, 2007 and 2006 compensation expense. Under the required FAS 123R methodology, the compensation expense reflected in column (f) is for stock option grants made in 2008, 2007, 2006 and grants made in prior years which continue to be expensed. The compensation expense reported in column (f) disregards any estimate of forfeitures. The full FAS 123R grant date fair value of the stock option awards granted in 2008 is included in column (m) in the 2008 Grants of Plan-Based Awards table on page 42 of this Proxy Statement. For a discussion of the assumptions and methodologies used in calculating the FAS 123R compensation expense of the option awards reported in column (f), please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

(8)	As described in the “Annual Incentive Compensation” and the “Performance-Based Long-Term Cash Compensation” sections of the Compensation Discussion and Analysis on pages 28 through 30 of this Proxy Statement, the amounts reported in column (g) reflect compensation earned for performance under the annual incentive compensation program and the full value of the performance-based long-term cash award, which is paid out in three equal annual installments based on continued service. Amounts reported in 2008, 2007 and 2006 reflect amounts earned for performance in those respective years. The following table presents separately the amount that each Named Executive Officer earned for 2008 performance under the annual incentive compensation program and performance-based long-term cash incentive program. The following table also presents the total amount of the non-equity incentive payouts that each Named Executive Officer received in March 2009. This total amount consists of the final third of the 2006 long-term cash award and the second third of the 2007 long-term cash award (both of which were previously reported for 2006 and 2007) along with the first third of the 2008 long-term cash award and the full 2008 annual incentive award. For Ms. Nooyi, the amounts reflected in the following table do not include any long-term cash award, as Ms. Nooyi is not eligible to participate in the performance-based long-term cash incentive program.

	Incentive Earned for 2008 Performance
Name	Annual Incentive (a)($)	Performance- Based Long-Term Cash (b)($)	Summary Compensation Table Column (g) Total Non-Equity Incentive (a)+(b)($)	1/3 Performance- Based Long- Term Cash for 2006 Performance (c)($)	1/3 Performance- Based Long- Term Cash for 2007 Performance (d)($)	Total Non-Equity Incentive Payout March '09 (a)+(1/3)(b)+(c)+(d)($)
I. Nooyi	2,600,000	NA	2,600,000	NA	NA	2,600,000
R. Goodman	585,000	234,000	819,000	72,335	83,187	818,522
M. White	1,717,350	572,450	2,289,800	234,333	200,667	2,343,167
J. Compton	951,300	317,099	1,268,399	118,966	122,879	1,298,845
A. Carey	1,010,710	367,530	1,378,240	110,618	117,992	1,361,830

(9)	The amounts reported reflect (i) the aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefit under the defined benefit pension plans in which he or she participates and (ii) for 2006 only, the “above market” earnings, if any, on income previously earned by each Named Executive Officer under the PepsiCo Executive Income Deferral Program. The SEC defines “above market” as earnings in excess of 120% of the Long-term Applicable Federal Rate (AFR). The “above market” earnings reported for 2006 resulted from investments in a Prime Rate fund previously offered under the executive deferral program that had earnings in 2006 in excess of 120% of the Long-term AFR. Beginning in 2007, the Company replaced the Prime Rate fund with a fund that earned interest based on 120% of the Long-term AFR and thereby eliminated any future “above market” earnings under the executive deferral program. The change in pension value reflects changes in age, service and earnings during 2008 and the effect of a change in the discount rate from 6.15% on September 30, 2007 to 6.17% on December 31, 2008 used to determine the present value. Prior to 2008, the measurement date for the pension benefit calculation occurred in September of each year. In 2008, the measurement date was changed to December 2008 to comply with Statement of Financial Accounting Standards No. 158 (Employer’s Accounting for Defined Benefit Pension and Other Post-Retirement Plans). Due to the change in measurement date, the change in pension value was actually for a period of 15 months which is greater than one year. Because all other elements of compensation in the Summary Compensation Table are for a one-year period and are not affected by the measurement date change, the change in pension value was prorated by 12/15ths to annualize the change to a comparable 12-month period.

(10)	Amounts reported in this column include personal use of company aircraft and ground transportation, car allowance, executive physical benefits, and the Company’s matching contribution into the PepsiCo Salaried 401(k) Plan. The amounts previously reported for 2006 and 2007 have been restated to exclude the accrued dividend equivalents on unvested RSUs and PSUs as these values have already been captured in the grants’ FAS 123R expense. The following table provides detail for the amounts reported in this column for 2008 for each Named Executive Officer:

Name	Personal Use of Company Aircraft(A) ($)	Personal Use of Ground Transpor- tation(A) ($)	Car Allowance ($)		401(k) Company Matching Contribu- tions ($)	Miscel- laneous ($)		Total All Other Compen- sation ($)
I. Nooyi	170,451	25,990	0	(B)	6,900	3,253		206,594
R. Goodman	0	0	25,437		4,600	125		30,162
M. White	141,326	592	25,437		6,900	5,639		179,894
J. Compton	103,397	104	25,437		7,750	375		137,063
A. Carey	257,472	0	25,437		0	90,495	(C)	373,404

(A)

Personal use of Company aircraft and ground transportation is valued based on the aggregate incremental cost to the Company. For this purpose, the Company has calculated the aggregate incremental cost based on the variable operating costs that were incurred as a result of personal use of the aircraft (such as fuel, maintenance, landing fees and crew expenses) or ground transportation (such as fuel and the driver’s compensation). The Named Executive Officers are fully responsible for all personal income taxes associated with any personal use of aircraft and ground transportation.

Personal use of Company aircraft is provided to Ms Nooyi under the recommendation of a security study. Ms. Nooyi’s use of Company aircraft enhances security and personal safety. Personal use of the Company aircraft by the Named Executive Officers increases their time available for business purposes.

Beginning in 2009, executive officers other than the Chairman & CEO must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a certain number of hours per year as established by the Compensation Committee.

(B)

The Compensation Committee has authorized personal use of the Company’s ground transportation in lieu of a company car for Ms. Nooyi. Ms. Nooyi’s use of a car and driver for commuting and business enhances security and personal safety and increases her time available for business purposes.

(C)

In 2008, the Compensation Committee authorized a $90,000 allowance for Mr. Carey in order to support his commuting expenses. This allowance and prior allowances were intended to assist in his transition to President and Chief Executive Officer, Frito-Lay North America. Mr. Carey’s principal work location is Frito-Lay’s headquarters in Plano, Texas and his residence is in Connecticut. In 2009, an additional $90,000 allowance will be made to Mr. Carey and no further transition allowances will be provided.

2008 GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of stock options and PSUs as well as target annual and long-term cash incentive opportunities provided to Named Executive Officers in 2008. Stock option and PSU awards granted in 2008, which are included in the following table, rewarded 2007 performance. Details on PepsiCo’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis. Stock option and PSU awards were granted on the date of Board approval.

	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (4) (k)	Closing Market Price on the Grant Date (4) (l)	Grant Date Fair Value of Stock and Option Awards ($) (5) (m)
Name (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Indra K. Nooyi	—	0	2,600,000	5,200,000	—	—	—	—	—	—	—	—
	2/1/2008	—	—	—	0	93,506	93,506	—	—	—	—	6,428,538
	2/1/2008	—	—	—	—	—	—	—	374,899	$68.75	$68.83	4,382,569

Richard A. Goodman	—	0	650,000	1,300,000	—	—	—	—	—	—	—	—
	—	0	260,000	520,000	—	—	—	—	—	—	—	—
	2/1/2008	—	—	—	0	11,345	11,345	—	—	—	—	779,969
	2/1/2008	—	—	—	—	—	—	—	45,811	$68.75	$68.83	535,531

Michael D. White	—	0	1,500,000	3,000,000	—	—	—	—	—	—	—	—
	—	0	500,000	1,000,000	—	—	—	—	—	—	—	—
	2/1/2008	—	—	—	0	22,442	22,442	—	—	—	—	1,542,888
	2/1/2008	—	—	—	—	—	—	—	90,442	$68.75	$68.83	1,057,267

John C. Compton	—	0	1,032,000	2,064,000	—	—	—	—	—	—	—	—
	—	0	344,000	688,000	—	—	—	—	—	—	—	—
	2/1/2008	—	—	—	0	17,018	17,018	—	—	—	—	1,169,988
	2/1/2008	—	—	—	—	—	—	—	68,749	$68.75	$68.83	803,676

Albert P. Carey	—	0	840,400	1,680,800	—	—	—	—	—	—	—	—
	—	0	305,600	611,200	—	—	—	—	—	—	—	—
	2/1/2008	—	—	—	0	12,156	12,156	—	—	—	—	835,725
	2/1/2008	—	—	—	—	—	—	—	49,241	$68.75	$68.83	575,627

(1)	The amounts reported include the potential range of incentive awards for 2008 under the annual incentive compensation program and the performance-based long-term cash incentive program, as described in the “Annual Incentive Compensation” and “Performance-Based Long-Term Cash Compensation” sections of the Compensation Discussion and Analysis on pages 28 through 30. For Ms. Nooyi, the range reflects the potential payout under the annual incentive program and does not include potential awards under the performance-based long-term cash incentive program, as she is not eligible to participate in that program. For the other Named Executive Officers, the numbers in the first row reflect the potential payout range under the annual incentive program and the numbers in the second row reflect the potential payout range under the performance-based long-term cash program.

(2)	The amounts reported in the “target” and “maximum” columns reflect the maximum number of PSUs granted to each Named Executive Officer on February 1, 2008. These awards will vest and be paid out in shares of PepsiCo Common Stock in February 2011, only if PepsiCo achieves the annual financial performance targets in each of the three performance years during the three-year vesting period and if the officer remains employed with PepsiCo through the vesting date. However, Mr. Goodman, Mr. White and Mr. Carey, who are currently retirement eligible, would be eligible to vest in a pro-rata portion of the award at retirement; and these vested PSUs would still remain subject to achievement of the annual financial performance targets over the full three-year performance period. The “maximum” and “target” values are the same and cannot be increased above target even if PepsiCo were to exceed the pre-established financial performance targets. If PepsiCo were to perform below the pre-established financial performance targets in any of these years, the number of shares earned for that year would be reduced. Additional details are described in the “Performance-Based Restricted Stock Units (PSUs)” section of the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement.

(3)	In February 2009, the Compensation Committee granted stock options and PSUs to Named Executive Officers in consideration of their 2008 performance. The table below shows the 2009 stock option and PSU awards granted to the Named Executive Officers.

	2009 PSUs Granted		2009 Options Granted
Name	No. of Shares(A)	Grant Date Fair Value ($)(B)	No. of Shares	Grant Date Fair Value ($)(C)
I. Nooyi	113,208	6,000,024	452,830	4,079,998
R. Goodman	11,792	624,976	47,170	425,002
M. White	29,520	1,564,560	118,079	1,063,892
J. Compton	23,774	1,260,022	95,094	856,797
A. Carey	17,170	910,010	68,679	618,798

(A)	The amounts reported reflect the target number of PSUs granted to each Named Executive Officer on February 6, 2009.

(B)	The amounts reported are based on the grant price of $53.00 on the grant date and calculated under the required FAS 123R compensation expense methodology.

(C)

The amounts reported are based on the grant price of $53.00 on the grant date and calculated under the required FAS 123R compensation expense methodology. The assumptions used in calculating the FAS 123R compensation expense of the stock option awards are based on the 2008 grant assumptions as assumptions for the 2009 grant have not been determined and will not be disclosed until filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 21, 2009.

(4)	PepsiCo’s stock option award exercise price equals the average of the low and high stock prices on the grant date, rounded up to the next highest quarter, in order to mitigate the impact of the intra-day stock price on the exercise price. On February 1, 2008, PepsiCo’s closing stock price of $68.83 exceeded the exercise price of $68.75.

(5)	The amounts reported represent the aggregate grant date fair value of all PSUs and stock options granted to Named Executive Officers in 2008 following the required FAS 123R compensation expense methodology. For a discussion of the assumptions and methodologies used in calculating the FAS 123R compensation expense of the PSU and stock option awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table lists all outstanding stock option, PSU and RSU grants as of December 27, 2008 for Named Executive Officers. Details on the material terms and conditions of the equity awards reported in this table are described in the “Long-Term Equity Incentive Compensation” section of the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement. No stock options, PSUs or RSUs granted to a Named Executive Officer have been transferred to any other person, trust or entity. With the exception of the retention grants discussed in footnote (1) below, each of the stock option, PSU, and RSU awards listed in the table vest three years after the grant date subject to continued service with PepsiCo through the vesting date and, in the case of PSUs, achievement of applicable performance targets. For retirement eligible Named Executive Officers, each of the stock option, PSU, and RSU awards that are not retention related would vest pro-rata at retirement, although the PSUs would remain subject to achievement of applicable performance targets.

	Option Awards						Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexercisable (c)		Option Exercise Price($) (d)	Option Grant Date (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(#) (g)		Market Value of Shares or Units of Stock That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)(#) (i)	Grant Date (j)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (k)
Indra K. Nooyi		374,899		68.75	02/01/08	01/31/18				77,890	02/01/08	4,249,678
		304,220		65.00	02/02/07	01/31/17				63,161	02/02/07	3,446,064
		375,000	(1)	45.51	07/26/01	07/25/16				14,972	02/03/06	816,872
		72,705		57.50	02/03/06	01/31/16	105,820	(1)	5,773,539		02/01/04
	77,777			53.75	02/01/05	01/31/15
	88,444			47.25	02/01/04	01/31/14
	235,379			39.75	02/01/03	01/31/13
	175,932			50.00	02/01/02	01/31/12
	375,000			45.51	07/26/01	07/25/11
	197,293			43.50	02/01/01	01/31/11

Richard A. Goodman		45,811		68.75	02/01/08	01/31/18				9,450	02/01/08	515,592
		41,597		65.00	02/02/07	01/31/17				8,568	02/02/07	467,470
		360		57.50	02/03/06	01/31/16	15,385	(1)	839,406		09/15/06
	385			53.75	02/01/05	01/31/15	5,766		314,593		02/03/06
	55,464			47.25	02/01/04	01/31/14
	81,458			39.75	02/01/03	01/31/13
	55,260			50.00	02/01/02	01/31/12
	10,955			44.50	07/01/01	01/31/11
	41,379			43.50	02/01/01	01/31/11
	13,013			43.25	07/01/00	01/31/10

	Option Awards						Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexercisable (c)		Option Exercise Price($) (d)	Option Grant Date (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(#) (g)		Market Value of Shares or Units of Stock That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)(#) (i)	Grant Date (j)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (k)

Michael D. White		90,442		68.75	02/01/08	01/31/18				18,694	02/01/08	1,019,945
		95,660		65.00	02/02/07	01/31/17				19,772	02/02/07	1,078,760
		72,705		57.50	02/03/06	01/31/16				14,972	02/03/06	816,872
		150,000	(1)	43.50	02/01/01	01/31/16	76,923	(1)	4,196,919		09/15/06
	77,777			53.75	02/01/05	01/31/15	105,820	(1)	5,773,539		02/01/04
	88,444			47.25	02/01/04	01/31/14
	235,966			39.75	02/01/03	01/31/13
	147,180			50.00	02/01/02	01/31/12
	160,603			43.50	02/01/01	01/31/11
	150,000			43.50	02/01/01	01/31/11
	96,508			34.00	01/27/00	01/31/10
	11,769			32.25	09/23/99	01/31/10

John C. Compton		68,749		68.75	02/01/08	01/31/18				14,175	02/01/08	773,388
		83,792		65.00	02/02/07	01/31/17				17,300	02/02/07	943,888
		150,000	(1)	41.50	07/18/02	07/17/17				10,492	02/03/06	572,444
		51,124		57.50	02/03/06	01/31/16	48,193	(1)	2,629,410		11/17/06
	47,799			53.75	02/01/05	01/31/15	32,128	(1)	1,752,904		11/17/06
		150,000	(1)	39.50	07/29/99	07/28/14
	42,629			47.25	02/01/04	01/31/14
	108,590			39.75	02/01/03	01/31/13
	150,000			41.50	07/18/02	07/17/12
	76,100			50.00	02/01/02	01/31/12
	82,185			43.50	02/01/01	01/31/11
	60,041			34.00	01/27/00	01/31/10
	87,296			32.25	09/23/99	01/31/10
	7,000			39.50	07/29/99	07/28/09

Albert P. Carey		49,241		68.75	02/01/08	01/31/18				10,125	02/01/08	552,420
		52,083		65.00	02/02/07	01/31/17				10,709	02/02/07	584,283
		44,757		57.50	02/03/06	01/31/16				9,181	02/03/06	500,915
	46,065			53.75	02/01/05	01/31/15	17,094	(1)	932,649		11/18/05
	54,466			47.25	02/01/04	01/31/14
	168,262			39.75	02/01/03	01/31/13
		100,000	(1)	41.50	07/18/02	07/17/12
	100,000			41.50	07/18/02	07/17/12
	91,110			50.00	02/01/02	01/31/12
	111,398			43.50	02/01/01	01/31/11
	88,489			34.00	01/27/00	01/31/10
	56,779			32.25	09/23/99	01/31/10

(1)	The option and RSU awards listed below were designed to facilitate retention of leaders who are critical to business continuity and growth. The vesting periods of these awards vary by individual and were designed to facilitate retention through key business and/or career milestones. The awards are cancelled if the Named Executive Officer terminates employment or retires prior to the end of the vesting period. The retention grants have the following vesting periods:

Option Awards

Name	Number of Options	Exercise Price	Vesting Period	Vesting Date	Expiration Date
I. Nooyi	375,000	$45.51	10 Years	7/26/2011	7/25/2016
M. White	150,000	$43.50	10 Years	2/1/2011	1/31/2016
J. Compton	150,000	$41.50	10 Years	7/18/2012	7/17/2017
J. Compton	150,000	$39.50	10 Years	7/29/2009	7/28/2014
A. Carey	100,000	$41.50	7 Years	7/18/2009	7/17/2012

Stock Awards

Name	Number of RSUs	Vesting Period	Vesting Date
I. Nooyi	105,820	5 Years	2/1/2009
R. Goodman	15,385	3 Years	9/15/2009
M. White	76,923	3 Years	9/15/2009
M. White	105,820	5 Years	2/1/2009
J. Compton	48,193	8 Years	11/17/2014
J. Compton	32,128	4 Years	11/17/2010
A. Carey	17,094	5 Years	11/18/2010

(2)	The market value of unvested PSUs and RSUs reflected in columns (h) and (k) have been valued by multiplying the number of unvested RSUs and PSUs reflected in columns (g) and (i) by $54.56, PepsiCo’s closing stock price on December 26, 2008, the last trading day of the 2008 fiscal year.

(3)	The reported awards reflect grants of PSUs that will vest and pay out based on the achievement of annual financial performance targets during a three-year performance period and require that the Named Executive Officer continues to provide service to PepsiCo through the end of the performance period. Mr. Goodman, Mr. White and Mr. Carey are currently retirement eligible and would be eligible to vest in a pro-rata portion of the award at retirement, although the PSUs would remain subject to achievement of applicable performance targets. The number of PSUs displayed in column (i) reflects 83% of the target and maximum number of PSUs awarded as the Compensation Committee certified that executive officers had forfeited 50% of (i) the final third of the PSUs granted in 2006, (ii) the second third of the PSUs granted in 2007 and (iii) the first third of the PSUs granted in 2008. This reduction in the number of PSUs outstanding reflect that the Compensation Committee concluded that PepsiCo’s actual 2008 Core EPS growth of 9% was below the Compensation Committee’s pre-established Core EPS growth target of ~10% for the 2008 performance year. For additional details please see the “Performance-Based Restricted Stock Units (PSUs)” section of the Compensation Discussion and Analysis beginning on page 31 and the 2008 Grants of Plan-Based Awards table on page 42 of this Proxy Statement.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards (1)		Stock Awards (2)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Indra K. Nooyi	104,125	3,899,002	19,228	1,350,767

Richard A. Goodman	0	0	17,688	1,212,159

Michael D. White	169,000	6,074,840	19,228	1,350,767

John C. Compton	143,000	4,386,782	11,791	828,318

Albert P. Carey	0	0	28,431	1,693,859

(1)	All stock option exercises during 2008 were executed in a manner consistent with PepsiCo’s Exercise and Hold Policy, which is described in the “Additional Features of our Executive Compensation Programs” section of the Compensation Discussion and Analysis beginning on page 36 of this Proxy Statement.

(2)	For Ms. Nooyi, Mr. White, and Mr. Compton, the amounts reported represent the value realized on the vesting of the PSUs granted in February 2005. These PSUs fully vested on February 1, 2008 based upon achievement of the pre-established Core EPS growth targets for each year in the three-year performance period. A detailed overview of PSUs is provided in the “Performance-Based Restricted Stock Units (PSUs)” section of the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement. For Mr. Goodman, the amounts reported represent the value realized on the vesting of service-based RSUs granted prior to his promotion to an executive officer position. For Mr. Carey, the amounts reported represent the value realized on the vesting of the 11,337 PSUs granted in February 2005, which vested on February 1, 2008, and 17,094 retention RSUs granted in November 2005, which vested on November 15, 2008. The amounts above do not include the dividend equivalent amounts earned as a result of the PSUs and RSUs that vested in 2008 and were paid out in cash. The dividend equivalent amounts paid out were as follows: Ms. Nooyi, $69,125; Mr. Goodman, $57,937; Mr. White, $69,125; Mr. Compton, $42,389; and Mr. Carey, $110,329.

2008 PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Indra K. Nooyi	PepsiCo Salaried Employees Retirement Plan	15	374,570	0
	PepsiCo Pension Equalization Plan		5,802,619	0

Richard A. Goodman	PepsiCo Salaried Employees Retirement Plan	15	763,315	0
	PepsiCo Pension Equalization Plan		2,638,288	0

Michael D. White	PepsiCo Salaried Employees Retirement Plan	19	628,638	0
	PepsiCo Pension Equalization Plan		7,577,226	0

John C. Compton	PepsiCo Salaried Employees Retirement Plan	25	388,340	0
	PepsiCo Pension Equalization Plan		2,763,587	0

Albert P. Carey	PepsiCo Salaried Employees Retirement Plan	27	772,785	0
	PepsiCo Pension Equalization Plan		4,923,833	0

The Named Executive Officers participate in two pension plans: the PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”), which is qualified under the Internal Revenue Code, and the Pension Equalization Plan (“PEP”), which is an unfunded, non-tax-qualified restoration plan. The Salaried Plan provides retirement benefits to essentially all U.S. salaried employees of the Company. The PEP restores benefits that may not be paid from the Salaried Plan due to limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits. PEP benefits are payable to any salaried employee whose benefits are affected by these limits.

Both the Salaried Plan and the PEP have the same requirements for participation, benefits eligibility and vesting at five years of service. Benefits are determined using the same formula in both plans. Named Executive Officers do not receive any additional service or other enhancements in determining the form, timing or amount of their benefits.

Normal retirement benefits are payable at age 65 with five years of service. Unreduced early retirement benefits are payable as early as age 62 with 10 years of service. Reduced early retirement benefits are payable as early as age 55 with 10 years of service and are determined by reducing the normal retirement benefit by 4% for each year prior to age 62. Currently, Richard Goodman, Mike White and Al Carey have met the eligibility requirements for early retirement.

Upon retirement, pension plan benefits are payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, or a 10-year certain annuity. The value of the single life annuity beginning at a Named Executive Officer’s normal retirement date is determined by the following formula:

•	3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings;

•

reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to his or her monthly Social Security Covered Compensation, multiplied by the executive’s years of service up to 35.

Amounts accrued and vested under the PEP after December 31, 2004 are automatically paid in the form of a single lump sum distribution upon retirement. The lump sum distribution to key employees is delayed six months after retirement to comply with Section 409A of the Internal Revenue Code. Pensionable earnings include base salary and annual incentive awards. Awards of stock options, RSUs, PSUs and performance-based long-term cash are not considered when determining pension benefits.

All salaried employees of the Company, including Named Executive Officers, who become disabled after 10 years of service and remain disabled until retirement, will receive service credit under the pension plan for their period of disability.

All salaried employees of the Company, including Named Executive Officers, are entitled to the following benefits if they die before payments are scheduled to begin:

•	The spouse of an employee who has five or more years of service is entitled to 25% of the benefits the employee would have received if employment had continued to age 65.

•	Alternatively, the spouse of an employee who is retirement eligible is entitled to a pension equal to 50% of the spouse’s survivor pension, if greater than the benefit described above.

•

All employees who are retirement eligible are also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the value of any surviving spouse’s pension that might be payable (this special death benefit is paid by the Company; it is not an accrued benefit payable from the Salaried Plan).

A participant with five or more years of service who terminates employment prior to attaining age 55 and completing ten years of service is entitled to a deferred vested pension benefit. The deferred vested benefit is equal to the basic formula prorated by a fraction, the numerator of which is the participant’s credited years of service at termination of employment and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65. Deferred vested benefits are payable commencing at age 65. However, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period. Deferred vested benefits accrued and vested under the PEP after December 31, 2004 are automatically paid in the form of an annuity at the later of age 55 or termination of employment.

The present value of the accumulated retirement benefits reported in column (d) of the 2008 Pension Benefits table represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of December 31, 2008. Prior to 2008, the plan’s measurement date was September 30. In 2008, the measurement date was changed to the year end balance sheet date as required by Statement of Financial Accounting Standards No. 158 (Employer’s Accounting for Defined Benefit Pension and Other Post-Retirement Plans).

These amounts have been calculated using actuarial methods and assumptions (as shown below) in the fiscal year-end valuation under Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions with the assumption, required by the Securities and Exchange Commission’s disclosure rules, that each Named Executive Officer remains in service until retiring at the earliest date when unreduced retirement benefits are available (i.e., age 62):

•	Discount rate of 6.17%; and

•	Benefits will be converted to lump sums based on the following interest rates in effect at retirement: 5.4% in 2009, grading to 6.0% in 2012.

2008 NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes the deferred compensation balances of the Named Executive Officers under the PepsiCo Executive Income Deferral Program. These balances represent compensation that Named Executive Officers previously earned and chose to defer into the executive deferral program. The executive deferral program is a non-qualified and unfunded program. This means that a participant’s balances may be lost in the event of the Company’s bankruptcy. At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service (i.e., termination or retirement). Executives earn a return based on investments in the phantom funds selected by the executives (listed in footnote (1) below) from a list of phantom funds made available by the Company. The Company does not provide a matching contribution on any deferrals or guarantee a return.

Payments are made in cash and may be received as a lump sum or in installments (quarterly, semi-annually or annually) over a period up to 20 years. Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of employment termination in cases when termination (other than retirement) occurs prior to the elected payment date. Payments of deferrals made after 2004 to executives who are key employees under Section 409A of the Internal Revenue Code are delayed six months following termination. Executives have one opportunity to voluntarily delay their original payment date, provided payment of amounts subject to Section 409A is delayed for at least five years. For additional detail on the PepsiCo Executive Income Deferral Program, refer to the “Executive Deferral” section of the Compensation Discussion and Analysis on page 34 of this Proxy Statement.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings/(Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (1)
(a)	(b)	(c)	(d)	(e)	(f)

Indra K. Nooyi	0	0	(655,576)	0	10,279,613

Richard A. Goodman	0	0	75,510	0	1,485,428

Michael D. White	0	0	(50,649)	0	102,990

John C. Compton	0	0	(753,272)	0	2,110,809

Albert P. Carey	0	0	0	0	0

(1)	Deferral balances of Named Executive Officers were earned based on the following phantom funds in 2008 which earned the following rates of return: (i) PepsiCo Common Stock Fund: -26.0%, (ii) Defined AFR Fund: 5.2%, (iii) Fidelity Equity Income Fund: -41.6%, (iv) Fidelity Diversified International Fund: -45.2%, (v) Vanguard Large Cap Equity Index Fund: -35.4%, (vi) Vanguard Mid-Cap Index Fund: -41.8% and (vii) Dodge & Cox Fixed Income Fund: -0.3%.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Termination of Employment/Retirement

None of our Named Executive Officers has any arrangement that provides for severance payments or benefits. In the event a Named Executive Officer retires, terminates or resigns from PepsiCo for any reason as of the fiscal year end, he or she would be entitled to:

•	the pension value disclosed in column (d) of the 2008 Pension Benefits table on page 46 of this Proxy Statement; and

•	the non-qualified deferred compensation balance disclosed in column (f) of the 2008 Non-Qualified Deferred Compensation table on page 48 of this Proxy Statement.

In addition, our performance-based long-term cash awards fully vest upon retirement (at least age 55 with 10 or more years of service or at least age 65 with 5 or more years of service). Our long-term incentive equity awards contain provisions that accelerate vesting of option, PSU and RSU awards on a pro-rata basis upon retirement from age 55 through age 61 and that fully accelerate vesting of option, PSU and RSU awards upon death, disability or retirement on or after age 62. Even after vesting, PSUs remain subject to achievement of pre-established performance targets. In contrast, for retention grants, no accelerated vesting occurs upon retirement and only a pro-rata portion would have accelerated vesting in the event of death or long-term disability.

The following table sets forth, for each Named Executive Officer, the value of the unvested options, PSUs, RSUs, accrued dividend equivalents on PSUs and RSUs, and performance-based long-term cash awards that would vest if his or her employment terminated on December 26, 2008, the last business day of the 2008 fiscal year, due to termination, retirement, death or long-term disability:

	Termination/Retirement ($ in millions)(1)		Death/Long-Term Disability ($ in millions)(1)
Name	Vested	Unvested/Forfeited	Vested	Unvested/Forfeited
I. Nooyi	0.0	18.7	17.7	1.0
R. Goodman	1.1	1.4	1.2	0.2
M. White	2.5	13.7	11.3	1.5
J. Compton	0.0	11.6	7.8	3.8
A. Carey	1.5	2.9	2.4	0.5

(1)	The options, PSUs and RSUs were valued at a price of $54.56, PepsiCo’s closing stock price on December 26, 2008, the last trading day of the 2008 fiscal year. Amounts do not include the value of vested options that have already been earned. For a list of vested options that have already been earned, see the 2008 Outstanding Equity Awards at Fiscal Year End table beginning on page 43 of this Proxy Statement.

Change in Control

As described in the Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement, for all grants prior to 2007, stock options vest and RSUs and PSUs are paid upon a change in control of PepsiCo. In the event a participant is terminated without cause within two years following the change in control or the participant’s options are adversely modified, the participant receives a payment up to the present value of his or her outstanding pre-2007 options at the time of such event calculated using the Black-Scholes formula. For all grants beginning in 2007, PepsiCo implemented “double trigger” vesting, meaning unvested options and RSUs only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

The following table shows (i) the value of stock options, PSUs, RSUs and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment and (ii) the incremental value of the stock options, PSUs, RSUs and accrued dividend equivalents on PSUs and RSUs that would vest upon a Named Executive Officer’s termination without cause or resignation for good reason at the time of the change in control plus the excess of the Black-Scholes value above the intrinsic value of already vested options that would become payable at that time. The combination of columns (i) and (ii) below results in a total change in control benefit listed in column (iii).

	Change in Control ($ in millions)
	(i)	(ii)	(iii)
Name	Total Benefit: Change in Control Only(1)	Incremental Benefits: Qualifying Termination upon Change in Control(2)	Total Benefit: Qualifying Termination upon Change in Control ((i) plus (ii))(2)
I. Nooyi	10.7	10.9	21.6
R. Goodman	1.2	0.2	1.4
M. White	12.4	1.0	13.4
J. Compton	9.8	2.8	12.6
A. Carey	2.7	0.5	3.2

(1)	The amounts reported in this column assume that the change in control occurred on December 26, 2008, the last business day of the 2008 fiscal year. The options, PSUs and RSUs were valued based on PepsiCo’s $54.56 closing stock price on December 26, 2008. The amounts do not include vested options that have already been earned due to continued service. For a list of vested options that have already been earned, please see the 2008 Outstanding Equity Awards at Fiscal Year End table beginning on page 43 of this Proxy Statement.

(2)	The amounts reported in this column assume that both the change in control and termination occurred on December 26, 2008, the last business day of the 2008 fiscal year. The options, PSUs and RSUs were valued based on PepsiCo’s $54.56 closing stock price on December 26, 2008. In addition, vested and unvested options granted prior to 2007 include the excess of the Black-Scholes value above the intrinsic value. The Black-Scholes value of the pre-2007 options is calculated using assumptions for the calculation of the FAS 123R compensation expense as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008. Amounts do not include vested options that have already been earned due to continued service other than the excess of the Black-Scholes value above the intrinsic value on vested options granted prior to 2007. For a list of vested options that have already been earned, please see the 2008 Outstanding Equity Awards at Fiscal Year End table on pages 43 through 45 of this Proxy Statement.

2008 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors receive the compensation described below.

Annual Compensation.    On October 1, 2008, all active non-employee directors received an annual cash retainer of $100,000 and an annual equity award of $150,000. To reflect their additional responsibilities, the Audit Committee chair received an additional $40,000 annual retainer and the Compensation Committee chair, Nominating & Corporate Governance Committee chair and Presiding Director each received an additional $30,000 annual retainer. At its September 2008 meeting, an increase was recommended in the Audit Committee chair’s additional annual retainer from $20,000 to $40,000 and an increase was recommended in the additional retainer of the other committee chairs and Presiding Director from $20,000 to $30,000 in order to keep the directors’ compensation competitive with the market. The Board of Directors approved these increases, and they are reflected in the October 1, 2008 retainers.

Directors may elect to receive their retainer in cash or defer their retainer into phantom units of PepsiCo Common Stock that are payable at the end of the deferral period selected by the directors. The $150,000 annual equity award consists of phantom units of PepsiCo Common Stock that are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors. The number of phantom units of PepsiCo Common Stock granted to each director on October 1, 2008 was determined by dividing the $150,000 equity award value by the closing price of PepsiCo Common Stock on the date of grant. As such, each active director was granted 2,094 phantom stock units. Each phantom unit represents the right to receive one share of PepsiCo Common Stock and dividend equivalents are reinvested in additional phantom stock units. Beginning September 12, 2008, all outstanding phantom stock units are payable in shares of PepsiCo Common Stock. Phantom stock units were previously payable in cash.

Directors are reimbursed for expenses incurred to attend Board and committee meetings. Directors do not receive any meeting fees, nor do they have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident insurance coverage. Directors are eligible for PepsiCo Foundation gifts to charity and matching of charitable contributions, both of which are generally available to all PepsiCo employees.

Initial Share Grant.    All newly appointed non-employee directors receive a one-time grant of 1,000 shares of PepsiCo Common Stock when they join the Board. These shares must be held until they leave the Board.

Governance Features.    Our compensation program for non-employee directors operates with the following governance features which are similar to programs for executive officers as described beginning on page 36 of the Compensation Discussion and Analysis section of this Proxy Statement:

Stock Ownership.    To reinforce our ownership philosophy, non-employee directors are currently required to own shares of PepsiCo stock equal to $500,000. At its September 2008 meeting, the Nominating & Corporate Governance Committee recommended an increase in the stock ownership requirement from $200,000 to $500,000. The Board of Directors approved the increased stock ownership requirement effective October 1, 2008. Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options do not count towards satisfying the requirement. Non-employee directors have five years from their appointment or the date the increased ownership requirement became effective to meet their ownership guideline requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year time requirement.

Exercise and Hold Policy.    To ensure that non-employee directors exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy. This policy limits the aggregate amount of proceeds that a director may receive in cash upon exercise of options during each calendar year to 20% of the aggregate value of all the director’s in-the-money vested options as of February 1 of that year. Any proceeds in excess of this 20% limit must be held in PepsiCo shares for at least one year after the date of exercise. This 20% limit is applied to the proceeds remaining after payment of taxes and the exercise price for the option. The Exercise and Hold Policy for directors is suspended once ownership guidelines are met.

Clawback Provision.    Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Worldwide Code of Conduct, our non-compete, non-solicitation and non-disclosure policies or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards, including both vested and unvested awards, if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to claw back all gains from exercised stock options and vested RSUs received within the 12 months preceding the violation.

Hedging.    Our insider trading policy prohibits non-employee directors from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo stock.

Trading Windows.    Non-employee directors can only purchase and sell PepsiCo stock and exercise stock options during approved trading windows.

2008 Non-Employee Director Compensation.    The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 27, 2008.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($)(3) (g)	Total($) (h)
Ian M. Cook (4)	175,000	330,950	0	0	0	0	505,950

Dina Dublon	100,000	162,820	18,540	0	0	20,000	301,360

Victor J. Dzau	100,000	166,191	14,701	0	0	16,000	296,892

Ray L. Hunt	130,000	162,820	14,701	0	0	0	307,521

Alberto Ibarguen	100,000	162,820	14,701	0	0	0	277,521

Arthur C. Martinez	130,000	162,820	14,701	0	0	20,000	327,521

Sharon P. Rockefeller	130,000	162,820	14,701	0	0	0	307,521

James J. Schiro	140,000	162,820	14,701	0	0	0	317,521

Lloyd G. Trotter (4)	175,000	330,950	0	0	0	0	505,950

Daniel Vasella	100,000	162,820	14,701	0	0	0	277,521

(1)	In 2008, the following directors elected to defer cash compensation into PepsiCo’s director deferral program: I. Cook and L. Trotter deferred their $175,000 retainer into 2,492 phantom stock units; V. Dzau and D. Vasella deferred their $100,000 retainer into 1,396 phantom stock units; R. Hunt and A. Martinez deferred their $130,000 retainer into 1,815 phantom stock units; and J. Schiro deferred his $140,000 retainer into 1,954 phantom stock units.

(2)

The amounts reported for stock awards in column (c) represent the FAS 123R expense related to phantom stock units and RSUs, and the amounts reported for option awards in column (d) represent the FAS 123R expense related to stock option grants for which PepsiCo recorded a 2008 compensation expense. Prior to 2007, the directors’ annual equity award included stock options and RSUs. Beginning in 2007, the directors’ annual equity award consisted solely of phantom stock units. Under the required FAS

123R methodology, the compensation expense reflected in columns (c) and (d) are for grants made in 2008 and grants made in prior years which continue to be expensed in 2008. Because the 2008 phantom stock unit grants were fully vested at the time of grant, the full grant date fair value of the 2008 phantom units, $150,000, is reflected in the FAS 123R compensation expense reported in column (c). For a discussion of the assumptions and methodologies used in calculating the FAS 123R compensation expense of the option and RSU awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

The number of vested and unvested stock options held by each non-employee director at fiscal year end 2008 is shown below:

Name	Number of Vested Options	Number of Unvested Options
I. Cook	0	0
D. Dublon	4,894	3,064
V. Dzau	3,524	3,064
R. Hunt	63,927	3,064
A. Ibarguen	3,524	3,064
A. Martinez	25,616	3,064
S. Rockefeller	30,072	3,064
J. Schiro	26,383	3,064
L. Trotter	0	0
D. Vasella	20,393	3,064

(3)	The amounts reported in this column include PepsiCo Foundation matching gift contributions. PepsiCo Foundation matching gift contributions are available to all full-time PepsiCo employees, PepsiCo retirees, non-employee directors of PepsiCo and spouses of eligible individuals. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations, with PepsiCo Foundation annual contributions capped at $10,000 or $20,000 if an eligible individual provides significant and continuous ongoing voluntary services to a tax-exempt organization in addition to their financial contribution. The following directors had PepsiCo Foundation matching contributions in 2008: Ms. Dublon, $20,000; Dr. Dzau, $16,000; and Mr. Martinez, $20,000.

(4)	Upon joining the Board on March 14, 2008, Mr. Cook and Mr. Trotter each received the one-time grant of 1,000 shares of PepsiCo Common Stock. They also each received a pro-rated annual retainer of $75,000 and a pro-rated annual equity award of $112,500 for serving as directors from March 2008 through September 2008. The pro-rated annual equity award was converted into 1,644 phantom stock units based on the closing price of PepsiCo Common Stock on March 14, 2008. Further, they both received the $100,000 annual retainer and $150,000 annual equity award on October 1, 2008 to compensate for the upcoming period from October 1, 2008 through September 30, 2009.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information as of December 27, 2008 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)	78,659,689	(2)	$53.65	(6)	56,798,180	(3)

Equity compensation plans not approved by security holders (4)	30,837,485		$43.11	(6)	—

Total (5)	109,497,174		$50.51	(6)	56,798,180

(1)	Includes the 2007 Long-Term Incentive Plan (the “2007 LTIP”), the 2003 Long-Term Incentive Plan (the “2003 LTIP”) and the 1994 Long-Term Incentive Plan.

(2)	This amount includes 6,150,722 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock.

(3)	The shareholder-approved 2007 LTIP is the only equity compensation plan under which PepsiCo currently issues equity awards. As of May 2, 2007, the 2007 LTIP superseded the Company’s prior plan, the shareholder-approved 2003 LTIP, and no further awards were made under the 2003 LTIP. The 2007 LTIP permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. As approved by shareholders, the 2007 LTIP authorizes a number of shares for issuance equal to 65,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are cancelled or expire after May 2, 2007 without delivery of shares.

(4)	Includes the 1995 Stock Option Incentive Plan, the SharePower Stock Option Plan and the Director Stock Plan, each of which is described below.

(5)	The table does not include information for equity compensation plans assumed by PepsiCo in connection with PepsiCo’s merger with The Quaker Oats Company. Those plans include the Quaker Long Term Incentive Plan of 1990 and the Quaker Long Term Incentive Plan of 1999 (collectively, the “Quaker Plans”). As of December 27, 2008, a total of 325,469 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the Quaker Plans prior to the merger with PepsiCo. The weighted average exercise price of those options is $21.94 per share. An additional 29,240 shares of PepsiCo Common Stock, which are related to awards issued under the Quaker Plans prior to the merger, have been deferred and will be issued in the future. No additional options or shares may be granted under the Quaker Plans.

(6)	Weighted average exercise price of outstanding options only.

Material Features of Plans Not Approved by Shareholders

1995 Stock Option Incentive Plan (the “SOIP”).    The SOIP was adopted by the Board of Directors on July 27, 1995. Under the SOIP, stock options were granted to middle management employees generally based on a multiple of base salary. SOIP options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. SOIP options generally become exercisable at the end of three years and have a ten-year term. At year-end 2008, options covering 19,393,659 shares of PepsiCo Common Stock were outstanding under the SOIP. As of May 7, 2003, no further awards were made under the SOIP. The SOIP is included as Exhibit 10.14 in our 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2003.

SharePower Stock Option Plan (the “SharePower Plan”).    The SharePower Plan was adopted by the Board of Directors on July 1, 1989. Under the SharePower Plan, options were generally granted each year to virtually all of our full-time employees based on a formula tied to annual earnings and tenure. Each year, the Board of Directors authorized the number of shares required to grant options under the SharePower formula. SharePower options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. SharePower options generally become exercisable after three years and have a ten-year term. At year-end 2008, options covering 11,100,648 shares of PepsiCo Common Stock were outstanding under the SharePower Plan. As of May 7, 2003, no further awards were made under the SharePower Plan and it was superseded by the 2003 LTIP. SharePower awards are currently made under the 2007 LTIP. The SharePower Plan is included as Exhibit 10.13 in our 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2003.

Director Stock Plan.    The Director Stock Plan was adopted by the disinterested members of the Board of Directors on July 28, 1988. Under the Director Stock Plan, stock options were granted and shares of PepsiCo Common Stock were issued to non-management directors. Options granted under the plan were immediately exercisable and have a ten-year term. As of year-end 2008, options covering 343,178 shares of PepsiCo Common Stock were outstanding under the Director Stock Plan. As of May 7, 2003, no further awards were made under the Director Stock Plan and it was superseded by the 2003 LTIP. The Director Stock Plan is included as Exhibit 4.3 in Post-Effective Amendment No. 6 to the Form S-8 related to such plan, filed with the Securities and Exchange Commission on September 4, 2002.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS (PROXY ITEM NO. 2)

The Audit Committee has appointed KPMG LLP (“KPMG”) as PepsiCo’s independent registered public accountants for 2009, subject to ratification by shareholders. KPMG has served as PepsiCo’s independent registered public accountants since 1990.

Representatives of KPMG will be available to answer appropriate questions at the Annual Meeting and are free to make statements during the meeting.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of KPMG as PepsiCo’s independent registered public accountants for 2009.

APPROVAL OF PEPSICO, INC. EXECUTIVE INCENTIVE

COMPENSATION PLAN (PROXY ITEM NO. 3)

We are asking shareholders to approve the PepsiCo, Inc. Executive Incentive Compensation Plan (the “EICP”‘), as amended and restated. The Compensation Committee and Board of Directors previously approved the amended and restated EICP in March 2009, subject to shareholder approval.

The EICP is being submitted to you for approval to preserve the tax deductibility of cash incentive awards to executive officers under Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1 million per year the deductibility of compensation to the Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer. This limit does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation.” In order for awards under the EICP to constitute “qualified performance-based compensation,” shareholders must approve the EICP every five years. The material terms of the EICP, formerly called the 2004 Executive Incentive Plan (the “2004 EICP”), were last approved by shareholders in 2004, and the material terms of the performance goals of the EICP are now being resubmitted for shareholder approval at this Annual Meeting to satisfy this Section 162(m) requirement. If shareholders do not re-approve the material terms of the EICP, it will be cancelled and the bonuses awarded to our Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer will not be fully deductible for tax purposes pursuant to Section 162(m).

For purposes of Section 162(m), the material terms of the performance goals that must be approved include: (i) the employees eligible to receive compensation under the EICP, (ii) a description of the business criteria on which the performance goal is based and (iii) either the maximum amount of compensation that can be paid to a covered employee under the performance goal or the formula used to calculate the amount of compensation that could be paid if the performance goal is satisfied. The material terms of the EICP are discussed in the pages that follow.

The EICP provides performance-related incentive compensation opportunities to our executive officers and other participating employees. Awards under the EICP are designed to provide annual incentives that drive Company-wide and business unit performance. The EICP rewards outstanding performance by those individuals whose decisions and actions affect the sustainable growth and profitability of the Company. The performance criteria set forth in the EICP are intended to align the interests of participating employees with the interests of shareholders.

The terms of the EICP are substantially similar to the 2004 EICP with the following material exceptions:

•	the list of eligible participants has been expanded to include key executives within the Compensation Committee’s purview in addition to the Company’s executive officers; and

•

a “clawback” provision has been added to the EICP that requires a participant to return an award upon demand if we determine that the participant has violated the Company’s Code of Conduct or other written policies, unlawfully traded in PepsiCo securities or engaged in gross misconduct.

The summary of the EICP below also notes additional changes from the 2004 EICP.

Summary of the Executive Incentive Compensation Plan

We have summarized below the principal features of the EICP. This summary is qualified in its entirety by reference to the complete text of the EICP set forth in Exhibit B to this Proxy Statement.

Administration.    The EICP is administered by the Compensation Committee, which is composed entirely of independent directors who meet the criteria of “outside director” under Section 162(m) of the Internal Revenue Code and “non-employee director” under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee selects the participants, determines the time when awards will be granted, sets the performance goals, performance measures, target awards and other terms and conditions of awards, certifies the degree to which the performance goals for earning awards have been met, and determines whether an award should be reduced or eliminated.

Eligibility and Participation.    For each performance period, the Compensation Committee selects the executives who are eligible for participation in the EICP. The performance period is one fiscal year unless otherwise established by the Compensation Committee. Generally, all executive officers and other key executives of PepsiCo who are within the Compensation Committee’s purview are eligible to participate in the EICP. For 2009, our 11 executive officers will participate in the EICP. PepsiCo had approximately 3,400 executives worldwide at 2008 year-end. The Compensation Committee selects eligible participants no later than 90 days after the beginning of the year (or, if shorter, before 25 percent of the performance period has elapsed).

Performance Goals.    The amount of awards payable to participants under the EICP is based on the degree of achievement of objective performance goals that the Compensation Committee establishes within 90 days after commencement of the performance period (or, if shorter, before 25 percent of the performance period has elapsed). Under the EICP, the performance goals may be based upon one or more of the following performance measures:

• stock price • market share • sales revenue • cash flow • sales volume • earnings per share • return on equity • return on assets	• return on sales • return on invested capital • economic value added • net earnings • total shareholder return • gross margin • costs

Performance goals may be based upon the performance of PepsiCo as a whole, an individual participant, or a subsidiary, division, department, region, function or business unit of the Company. Performance goals may be absolute or may be relative to a peer group or index. Performance goals need not be the same for all participants and different performance measures may be given different weights. For purposes of exercising negative discretion in reducing the amount of any award, the Compensation Committee may establish other subjective or objective performance goals, including individual performance goals, for awards to the extent permissible for awards to still be qualified performance-based compensation under Section 162(m).

The Compensation Committee may appropriately adjust the performance goals, or the manner in which performance will be measured against the performance goals, based on qualifying criteria selected by the Compensation Committee to the extent permissible for awards to still be qualified performance-based compensation under Section 162(m). Such criteria may include acquisition-related charges; litigation, claim judgments, settlements or tax settlements; the effect of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to shareholders for the applicable year.

Determination of Awards.    Following the conclusion of the performance period, the Compensation Committee will review actual performance and certify the degree to which the performance goals applicable to the awards have been met. Notwithstanding attainment of performance goals, the Compensation Committee has the discretion to reduce, but not increase, some or all of an award that would otherwise be paid.

Payment of Awards.    Awards are payable in cash as soon as practicable following the conclusion of the performance period and the Compensation Committee’s determination of the award amounts. The Compensation Committee may permit or require the deferral of award amounts and may also subject the payout of awards to vesting conditions. In addition, the amendments to the EICP provide the Compensation Committee the discretion to pay awards in stock, restricted stock, stock options or other equity-based awards under the shareholder-approved 2007 Long-Term Incentive Plan or successor plan.

Award Maximum.    No participant may receive an aggregate award of more than $9 million under the EICP in any year. This limitation is unchanged from the 2004 EICP.

Amendment and Termination.    The Compensation Committee may amend or terminate the EICP so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the EICP. Shareholder approval is required for any amendment that (i) increases the maximum amount per year which can be paid to any one participant under the EICP, (ii) changes the performance measures on which the performance goals may be based, or (iii) modifies the class of persons eligible for participation in the EICP. The EICP will continue in effect until terminated by the Compensation Committee.

U.S. Federal Income Tax Consequences.    Under the Internal Revenue Code, a grant of an award under the EICP would have no federal income tax consequences. The payment of the award is taxable to a participant as ordinary income in the year of receipt. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction for the amounts constituting ordinary income to the participant as long as the EICP and the award satisfy the requirements of Section 162(m) of the Internal Revenue Code. It is intended that awards payable under the EICP to participants covered by Section 162(m) will be qualified performance-based compensation.

Plan Benefits

Awards under the EICP are determined based on actual future performance. Therefore, future actual awards cannot now be determined. Set forth below is a table that shows amounts that were earned under the 2004 EICP based on 2008 performance. These amounts reflect both the 2008 annual incentive awards and, for all executive officers other than Ms. Nooyi, the 2008 long-term cash award that is paid out in three equal annual installments subject to continued service. Ms. Nooyi is not eligible for a long-term cash award. Please see the Compensation Discussion and Analysis and 2008 Summary Compensation Table for additional detail.

Name	Value ($)
Indra K. Nooyi	2,600,000
Richard A. Goodman	819,000
Michael D. White	2,289,800
John C. Compton	1,268,399
Albert P. Carey	1,378,240
All Executive Officers as a Group (1)	12,594,449
All Non-Executive Directors as a Group	0
All Non-Executive Officer Employees as a Group	0

(1)	Consists of 11 executive officers, including the five Named Executive Officers listed in the table.

The Board of Directors recommends that shareholders vote FOR the approval of the PepsiCo, Inc. Executive Incentive Compensation Plan.

SHAREHOLDER PROPOSALS

If proposals are submitted by more than one shareholder, PepsiCo will only list the primary filer’s name, address and number of shares held. We will provide information about co-filers promptly if we receive a request for such information.

BEVERAGE CONTAINER RECYCLING (PROXY ITEM NO. 4)

As You Sow, 311 California Street, Suite 510, San Francisco, CA 94104, who has the power to represent 98 shares of PepsiCo Common Stock, has submitted the following resolution for the reasons stated:

“WHEREAS: PepsiCo repeatedly emphasizes its commitment to environmental leadership. However, most Pepsi beverage containers in the U.S. continue to be landfilled, incinerated or littered, thereby contributing to depletion of natural resources, environmental pollution, and reducing the U.S. supply of plastic bottle and aluminum can feedstocks for recycling.

We are pleased PepsiCo met its goal to incorporate 10% recycled content resin into its plastic beverage containers in the U.S. by year-end 2005, and maintained this goal through 2008. We believe both recycled content and container recovery goals are essential to an effective recycling strategy. PepsiCo joined with its beverage industry peers to form the Beverage Packaging Environmental Council (BPEC) in order to study declining beverage container recovery rates. However, BPEC has failed to adopt a public, quantitative beverage container recovery goal. In contrast to PepsiCo, major beverage firms Coca-Cola Co. and Nestle Waters North America have established public, quantitative beverage container recovery goals.

Unfortunately, the U.S. recycling rates for beverage containers have declined significantly. The National Association for PET Container Resources estimates the recovery rate for PET plastic bottles, including beverage containers, declined from 39.7% in 1995 to 23.5% in 2006. The Aluminum Association and other trade groups reported the aluminum can recycling rate was 54% in 2007, down from a level of 65% reported by the Container Recycling Institute for 1992.

Yet, significantly higher container recovery rates are possible. In 11 U.S. states with container deposit legislation (or bottle bills), beverage container recycling rates of 70% and higher are being achieved, levels on average three times as high as in states without deposits. In Norway and Sweden, beverage companies have achieved container recovery rates of 80% and higher.

Nevertheless, PepsiCo actively opposes container deposit systems without putting forth a sustainable plan capable of achieving comparable U.S. recovery rates.

BE IT RESOLVED THAT Shareowners of PepsiCo request that the board of directors review the efficacy of its container recycling program and prepare a report to shareholders, by September 1, 2009, on a recycling strategy that includes a publicly stated, quantitative goal for enhanced rates of beverage container recovery and recycling in the U.S. The report, to be prepared at reasonable cost, may omit confidential information.

SUPPORTING STATEMENT

We believe the requested report is in the best interest of PepsiCo and its shareholders. Leadership in this area may protect the Pepsi brands and improve the company’s reputation. We anticipate the report will detail the means and feasibility of achieving, as soon as practicable, a sustainable, quantitative, beverage container recovery goal. The report should:

•	explain PepsiCo’s efforts to work with peers to establish industry-wide container recycling goals;

•	identify factors that have contributed positively to any PepsiCo or third-party beverage container recovery programs worldwide that are achieving recovery rates in excess of 60%; and

•

include a cost-benefit analysis of the different container recovery options available, such as curbside and drop-off recycling, drop-off programs, container deposit systems, and voluntary company and industry programs.”

PepsiCo Response:    Year after year, PepsiCo continues to play an important and active role in support of recycling. However, we fully agree that more needs to be done to recover containers.

Over the past few years, PepsiCo has taken strong steps to increase recycling, including:

•	Making sure our beverage containers are specifically designed to be recycled easily in current recycling systems. Beverage containers continue to be the most recycled consumer package in the U.S.

•

Using recycled material in our bottles and cans, with the average aluminum Pepsi can containing 65% recycled aluminum, and the average Pepsi bottle containing 10% recycled plastic – more than any other national brand soft drink in the United States.

•	Supporting beverage container recovery financially. Each year PepsiCo and its bottlers spend millions of dollars in support of beverage container recovery.

•	Reducing the amount of aluminum in each Pepsi can by about 10% since 1993, saving approximately 75 million pounds of aluminum a year.

•	Reducing the amount of plastic in our beverage containers, with our 2-liter bottles being 40% lighter today than in 1980.

•	Developing a market for recovered containers, including using post consumer recycled aluminum and plastic in our new containers, saving millions of pounds of material each year.

•	Advancing consumer awareness of recycling in launching the “Have We Met Before” ad campaign in 2008.

•	Partnering with Keep America Beautiful for the 2008 Great American Cleanup, the largest community improvement program in the United States.

•	Working with the National Recycling Coalition and other industry leaders on new programs that promote consumer recycling.

PepsiCo believes we need a multi-faceted and comprehensive approach to recycling that includes public education, government partnership and enhancement of infrastructure, as well as public policy changes and model programs. These efforts require public-private partnerships, community engagement and on-going input and cooperation from a variety of stakeholders. Our strategy reaffirms our continued long term commitment to increase recycling and our belief in a shared responsibility in supporting the recycling of beverage containers.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

REPORT ON IMPACTS OF GENETICALLY ENGINEERED PRODUCTS (PROXY ITEM NO.5)

The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793, who own 3,400 shares of PepsiCo Common Stock, has submitted the following resolution for the reasons stated:

“RESOLVED:    Shareholders request that an independent committee of the Board review Company policies and procedures for monitoring genetically engineered (GE) products and report (at reasonable cost and omitting proprietary information) to shareholders within six months of the annual meeting on the results of the review, including:

(i)	potential of GE contamination to affect Company product integrity;

(ii)	contingency plans for removing GE ingredients from the company’s products should circumstances so require.

Supporting Statement

Pepsico products contain corn, rice, canola, soy and sugar, potentially GE. This proposal received 8.44% shareholder vote in 2008.

Safety concerns

•

Analysis of Rat Feeding Study with GE Maize Mon 863 (Archives of Environmental Contamination and Toxicology 3/15/07) concluded, “with the present data it cannot be concluded that GM corn MON863 is a safe product.”

•

Research shows huge variation in Bt toxin in GM maize (MON810). Variation [in the Bt toxin] found on the same field on the same day could differ by a factor of as much as 100. This agrees with a study published 4/07. http://www.gene.ch/genet/2007/May/msg00060.html

•

The Australian GE Pea study, (J. Agri. Food Chem 2005 53, 9023-9030) concluded, “[T]ransgenic expression of non-native proteins in plants may lead to the synthesis of structural variants possessing altered immunogenicity.”

•

The report Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences 7/2004) states: “…there remain sizable gaps in our ability to identify compositional changes that result from genetic modification of organisms intended for food…” (p.15) Post-marketing surveillance has not been used to evaluate any of the GE crops currently on the market (p. 153)

•	Producers of GE-seeds are merely encouraged to have voluntary safety consultations with the FDA. The FDA does not issue assurances as to the safety of these products.

•

Crops engineered to produce pharmaceuticals/industrial chemicals could pollute the food system. Permits for growing pharma-safflower and pharma-rice were submitted for 2007 planting in Kansas and Washington.

Court rulings call into question the adequacy of USDA’s oversight of GE crops

•	Judge Breyer in Federal Dist. Court ruled US Department of Agriculture (USDA) failed to adequately assess potential environmental impact of GE-alfalfa (2/13/07)

•

US Judge Henry Kennedy ordered USDA to more thoroughly review applications for field trials. USDA insufficiently reviewed GE-bentgrass, the pollen of which traveled as far as 12 miles from the test plot. (2/5/07)

•	Federal District Court ruled that USDA’s permitting of drug-producing genetically engineered crops in Hawaii violated the Endangered Species Act and the National Environmental Policy Act. (8/10/06)

Mistakes

•	USDA reported (3/9/07) that testing of the Clearfield 131 (CL131) rice seed had “confirmed the presence of trace levels or genetic material not yet approved for commercialization.”

•	Unapproved Liberty Link long-grain rice contaminated U.S. rice supplies. (Reuters 8/28/06).

•	Between 2001-2004, approximately 15,000 hectares (150 square kilometers) in four US states were planted with unapproved Bt10 corn. (New Scientist 3/23/2005)”

PepsiCo Response:     PepsiCo continues to be dedicated to producing high quality, great tasting food and beverage products in every part of the world. PepsiCo strives to ensure all products meet or exceed stringent safety and quality standards and uses only ingredients that are safe and approved by applicable government and regulatory authorities. We believe that genetically engineered products can play a role in generating positive economic, social and environmental contributions to societies around the world; particularly in times of food shortages. Approval of genetically modified foods differs from country to country regarding both use and labeling. For this reason, PepsiCo adheres to all relevant regulatory requirements regarding the use of genetically modified food crops and food ingredients within the countries it operates.

The United States Food and Drug Administration (FDA) has concluded that approved foods developed through biotechnology, such as corn, are as safe for consumption as traditionally developed foods and may be used as ingredients in other foods in the United States. This finding is supported by significant scientific consensus. As a result, along with most other food companies in the United States, PepsiCo has products that may contain genetically engineered ingredients. PepsiCo’s use of these genetically engineered ingredients is fully compliant with FDA requirements and we have strong practices and protocols in place to ensure that only ingredients approved by the FDA as safe are used in our products.

To avoid contamination by crops not approved for food ingredients, PepsiCo tests ingredients and works closely with its suppliers and regulatory authorities. To address any potential issues, PepsiCo maintains a robust traceability and retrieval process. We also closely monitor and carefully follow government safety regulations. Our priority is to ensure the safety of our products, including the integrity of all ingredients used in PepsiCo products.

The issue of genetically engineered crops and ingredients has been extensively studied and continues to be researched by scientists. As PepsiCo maintains its own high safety standards and relies on government agencies worldwide to effectively regulate food standards, we do not believe the report requested by the proponents would serve any significant purpose to promote safety.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

CHARITABLE CONTRIBUTIONS REPORT (PROXY ITEM NO.6)

Estella Salvatierra, 2739 Woodley Place NW, Washington, DC 20008-1518, who owns 255 shares of PepsiCo Common Stock, has submitted the following resolution for the reasons stated:

“Whereas, charitable contributions should enhance the image of our company in the eyes of the public. Because there is no system of accountability for charitable contributions, Company executives may use our Company’s assets for purposes that are not shared by and may harm the interest of the Company, thereby potentially decreasing shareholder value.

Whereas, Company executives have allowed the Company’s assets to be given away to organizations without providing details to shareholders on how those assets were actually used by the organization. According to the 2007 PepsiCo Annual Report, Company executives gave away $74.8 million of the Company’s assets in 2007. Because there is no accountability on how the Company’s charitable contributions are actually used, some of those assets may be misused and harm the value of the Company’s stock.

Resolved: That the shareholders request the Company to provide a semiannual report, omitting proprietary information and at reasonable cost, disclosing: the Company’s standards for choosing which organizations receive the Company’s assets in the form of charitable contributions; business rationale and purpose for each of the charitable contributions; personnel who participated in making the decisions to contribute; the benefits to the Company and beneficiaries produced by Company contributions; and a follow-up confirming that the organization actually used the contributions for the purpose stated.

Supporting Statement

Current disclosure is insufficient to allow the Company’s Board and shareholders to evaluate fully the proper use of corporate assets by outside organizations and how those assets should be used, especially for controversial causes. For example, PepsiCo, Inc. is the leading corporate sponsor of Parents, Families and Friends of Lesbians and Gays, Inc. (PFLAG).”

PepsiCo Response:    PepsiCo believes that shareholders should be provided with information on how their company is spending funds for charitable purposes. PepsiCo has been providing this information since 1999.

On PepsiCo’s website, www.pepsico.com under the “Purpose” section, PepsiCo provides comprehensive information regarding the numerous activities and charitable donations of PepsiCo and the PepsiCo Foundation. Such information includes amounts donated, policies and procedures, governance, charitable organizations supported, rationale for giving, and the primary platforms to be achieved with such corporate contributions. The current platforms of the PepsiCo Foundation are improved health, environment and inclusion. In addition, PepsiCo has recently made corporate contributions to support health and wellness, diversity, education, and employee initiatives, as well as donations relating to disaster relief. Furthermore, the website is updated throughout the year to provide information relating to significant grants.

The Company believes that the enhanced disclosure already provided on the Company’s website is the most efficient and effective use of the Company’s resources.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

ADVISORY VOTE ON COMPENSATION (PROXY ITEM NO.7)

TIAA-CREF, 730 Third Avenue, New York, NY 10017, who owned 15,432,041 shares of the Company’s common stock as of December 2008, has submitted the following resolution for the reasons stated:

“RESOLVED, that the shareholders of PepsiCo, Inc. (the “Company”) recommend that the board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company management, seeking an advisory vote of shareholders to ratify and approve the board Compensation Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

Supporting Statement

Investors have long been concerned about inappropriate executive compensation and the current financial crisis has highlighted the importance of the link between financial incentives and company performance. Over the past two years, shareholders have filed over 100 “Advisory Vote” resolutions, with many garnering over 50% support.

In 2007 TIAA-CREF became the first U.S. institution to implement an Advisory Vote, offering our participants with a vote and a mechanism to provide feedback to the board and management through a website. TIAA-CREF trustees have found the vote and participant feedback relevant and useful in their compensation planning.

In 2008 Aflac became the first U.S. listed company to provide its shareholders with an Advisory Vote resulting in a 93% vote in favor. This result indicates that investors will provide support where appropriate and will not automatically vote against compensation plans.

Congress has initiated legislation to mandate an Advisory Vote for all companies. We strongly believe that a market-based solution, rather than legislation, would provide both companies and shareholders with a more flexible alternative. It is for this reason that we have asked PepsiCo to take a leadership role in voluntarily adopting an Advisory Vote.

TIAA-CREF does not believe that shareholders should be in the business of setting compensation, and this proposal does not seek to interfere with the process. However, we believe that the results of an Advisory Vote would help the board and management understand shareholder views on the quality of the company’s executive compensation disclosure.

We believe that a company that clearly explains its compensation philosophy and metrics, reasonably links pay to performance and communicates effectively to investors will, like Aflac, receive a positive response to a management-sponsored Advisory Vote.

Shareholders should not be required to withhold votes from compensation committee members when executive compensation is at issue. With more companies requiring directors to receive majority support to be elected, investors must exercise care and restraint in withholding or voting against board members. Compensation should be addressed with a scalpel, not a sledge hammer, and an Advisory Vote provides shareholders with an appropriate tool to do so.

We urge our board to provide shareholders with an Advisory Vote on executive compensation and ask our fellow shareholders to join us by voting FOR this proposal.”

PepsiCo Response:    We believe that PepsiCo’s executive compensation programs, described in the Compensation Discussion and Analysis, are responsibly designed and administered by the Compensation Committee with strict corporate governance standards to support PepsiCo’s pay-for-performance philosophy. We also believe that our shareholders currently possess effective tools to voice their support for, or concerns with, executive compensation at PepsiCo. In contrast, we do not believe that a shareholder advisory vote would convey meaningful information or specific concerns that the Company and the Compensation Committee could address.

Furthermore, leaders of the U.S. Congress have made it clear that they intend to recommend legislation in Congress’ current session requiring a shareholder advisory vote on executive compensation that would apply to all U.S. public companies. (Currently only companies that receive governmental assistance under the Troubled Asset Relief Program (TARP) are required to have a shareholder advisory vote on executive compensation.) We believe that adopting an advisory vote procedure ahead of this potential legislation would be premature. We believe that the Company and shareholders are best served by monitoring legislative developments and promptly adopting any new shareholder advisory vote procedures that are mandated by law.

In addition, we believe adoption of an advisory vote resolution is unnecessary because the Compensation Committee applies strict governance standards in administering executive compensation and benefit programs. PepsiCo’s compensation and benefits programs for executive officers operate with many strong governance features including:

•	Performance-Based Restricted Stock Units (PSUs): Senior executives receive annual grants of PSUs that only vest if PepsiCo achieves pre-defined earnings targets over a three-year performance period.

•

Financial Performance Targets for Incentive Compensation: Financial performance targets for bonus awards and PSUs have never been adjusted or “reset,” and management does not have the authority to do so.

•

Stock Ownership: To reinforce our ownership philosophy, executive officers are required to own shares of PepsiCo stock with a value equal to a specified multiple of their salary. These stock ownership guidelines are approved by the Board. One hundred percent of the shares needed to meet the stock ownership guidelines must continue to be held by an executive officer for at least six months after his or her retirement and fifty percent of the shares needed to meet the stock ownership guidelines must be held at least one year after retirement.

•

Exercise and Hold Policy: To ensure our executive officers exhibit a strong commitment to PepsiCo share ownership, the Board implemented a policy that limits annual option exercises for cash to 20% of the pre-tax gains on all vested outstanding options on the annual equity grant date for that year. As long as an executive officer has not reached the stock ownership guideline, he or she must hold in PepsiCo shares any proceeds in excess of this 20% limit for at least one year after the date of exercise.

•

Clawback Provision: If PepsiCo determines that an executive has violated PepsiCo’s Worldwide Code of Conduct, non-compete, non-solicitation and non-disclosure policies, or engaged in gross misconduct, his or her outstanding equity awards can be cancelled. In addition, our plans permit PepsiCo to recover gains from exercised stock options or vested PSUs and RSUs or gains earned in the Company’s executive deferral program. The PepsiCo, Inc. Executive Incentive Compensation Plan that is being presented to shareholders for their approval at the 2009 Annual Meeting includes similar clawback provisions that would be applicable to annual incentive payments.

•

External Compensation Committee Consultant: Frederic Cook of Frederic W. Cook & Co. serves as the Committee’s external consultant. Frederic W. Cook & Co. does not provide and will not provide any services to PepsiCo other than executive compensation consulting to the Compensation Committee.

We also believe that adoption of an advisory vote resolution is unnecessary because our shareholders have many ways to communicate their views to PepsiCo regarding executive compensation, including:

•

Management Dialogue with Shareholders: PepsiCo’s management routinely speaks with investors on key issues, including executive compensation, to ensure that we are proactive in understanding and addressing emerging governance trends and shareholder issues. Management reports back to the Compensation Committee on compensation-related matters.

•

Shareholder Access to the Board of Directors: Our corporate website, www.pepsico.com, includes a section on how to contact the Board, a specific Committee of the Board or an individual member of the Board by telephone, mail and online. Our Board and Committees welcome shareholder comments on our executive compensation and benefits policies and programs.

•

Shareholder Approval of Incentive Plans: Equity awards granted to all employees are provided under our shareholder-approved 2007 Long-Term Incentive Plan and cash incentive awards to senior officers are provided under our shareholder-approved 2004 Executive Incentive Compensation Plan. The parameters that shareholders place on these plans exert significant influence on how PepsiCo designs and administers its executive compensation and benefits programs.

•	Annual Vote for Directors: Shareholders can voice their opinion on executive compensation and benefits practices by voting for or against directors on the Compensation Committee.

The Board of Directors recommends that shareholders vote AGAINST this resolution.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2010 SHAREHOLDER PROPOSALS

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered at the 2010 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing on or before November 25, 2009. If a proposal is received by February 1, 2010, in our discretion, we may include it in the 2010 proxy materials.

GENERAL

PepsiCo will pay the costs relating to this Proxy Statement, the proxy and the Annual Meeting.

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Employees of PepsiCo may also solicit proxies. They will not receive any additional pay for the solicitation.

The Annual Report to Shareholders for 2008, including financial statements, was delivered or made available with this Proxy Statement or was previously delivered to shareholders. If you have not received the Annual Report, please contact PepsiCo’s Manager of Shareholder Relations, at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, NY 10577 or (914) 253-3055. The Annual Report can also be found on our website at www.pepsico.com by clicking on “Investors – Annual Reports.”

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 (including the financial statements, schedules and a list of exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at our website, www.pepsico.com by clicking on “Investors – SEC Filings.”

Please vote your shares promptly through any of the means described on the proxy card or the Notice of Annual Meeting.

By order of the Board of Directors,

Larry D. Thompson

Secretary

Exhibit A

CORPORATE GOVERNANCE GUIDELINES

As of November 14, 2008

The Board of Directors (the “Board”) of PepsiCo, Inc. (the “Corporation”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed and adopted certain corporate governance principles (the “Guidelines”) establishing a common set of expectations to assist the Board and its Committees in performing their duties in compliance with applicable requirements. In recognition of the continuing discussions about corporate governance, the Board will review and, if appropriate, revise these Guidelines from time to time.

A.	Director Responsibilities

1.	Represent the interests of the Corporation’s shareholders in maintaining and enhancing the success of the Corporation’s business, including optimizing long-term returns to increase shareholder value.

2.	Selection and evaluation of a well-qualified Chief Executive Officer (“CEO”) of high integrity, and approval of other members of the senior management team.

3.	Oversee and interact with senior management with respect to key aspects of the business including strategic planning, management development and succession, operating performance, and shareholder returns.

4.	Provide general advice and counsel to the Corporation’s CEO and senior executives.

5.	Adopt and oversee compliance with the Corporation’s Worldwide Code of Conduct. Promptly disclose any waivers of the Code of Conduct for Directors or executive officers.

6.	Hold regularly scheduled executive sessions of independent directors. Designate and publicly disclose the name of a Presiding Director who will preside at such meetings. Formally evaluate the performance of the CEO and senior management each year in executive sessions. The role of the Presiding Director shall be to: preside at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors referred to above; serve as a liaison between the Chairman and the non-management directors as necessary; and call meetings of non-employee directors when necessary and appropriate.

7.	Regular attendance at Board meetings is mandatory. Meeting materials should be reviewed in advance.

8.	Duty of Care: In discharging the duties of a Director, including duties as a Committee member, North Carolina law requires that a Director shall act: (1) in good faith; (2) with care an ordinary prudent person in a like position would exercise under similar circumstances and (3) in a manner he or she believes to be in the best interests of the Corporation.

B.	Director Qualification Standards

1.	The Nominating and Corporate Governance Committee, with the input of the CEO, is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Corporation’s Annual Meeting of Shareholders.

2.	The Nominating and Corporate Governance Committee does not solicit Director nominations, but will consider recommendations sent to the Secretary of the Corporation at 700 Anderson Hill Road, Purchase, New York 10577.

3.	In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Corporation and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity, and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Corporation.

4.	Independent directors must comprise a majority of the Board.

5.	An independent director of the Corporation is a director who:

(a)	is not and has not been an employee, and does not have an immediate family member[2] who is or has been an executive officer[3], of the Corporation, or any of its consolidated subsidiaries, during the last three years;

(b)	has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Corporation, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve month period within the last three years;

(c)	(i) is not, and does not have an immediate family member that is, a current partner of a firm that is the Corporation’s, or any of its consolidated subsidiaries’, internal or external auditor; (ii) does not have an immediate family member who is a current employee of such external audit firm who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; and (iii) was not, and does not have an immediate family member that was, within the last three years (but is no longer) a partner or employee of such external audit firm who personally worked on the Corporation’s, or any of its consolidated subsidiaries’, audit within that time;

(d)	is not and has not been, and does not have an immediate family member who is or has been, within the last three years, employed as an executive officer of another company where any of the Corporation’s, or any of its consolidated subsidiaries’, present executive officers at the same time serves or served on such other company’s compensation committee;

(e)	is not a current employee of, and does not have an immediate family member who is a current executive officer of, another company that has made payments to, or has received payments from, the Corporation, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of such other company for its last completed fiscal year; and

(f)	has no other material relationship with the Corporation, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Corporation, or any of its consolidated subsidiaries.

In making a determination regarding a proposed director’s independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships,

[2]	An "immediate family member" is defined to include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. In considering a director’s independence, the Corporation need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
[3]	An “executive officer” means one of the Section 16 officers designated by a company.

and such other criteria as the Board may determine from time to time. If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, such relationship will not be considered to be a material relationship that would impair a director’s independence if contributions from the Corporation, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

6.	In addition to satisfying all of the independence criteria set forth in paragraph 5 of this Section, all members of the Audit Committee must also meet the following requirements:

(a)	Director’s fees are the only compensation that members of the Audit Committee may receive from the Corporation or any of its consolidated subsidiaries. Audit Committee members may not receive consulting, advisory or other compensatory fees from the Corporation or any of its consolidated subsidiaries (other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Committee of the Board).

(b)	No member of the Audit Committee may be an “affiliated person” of the Corporation, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

7.	Directors must retire at the age of 72, effective upon the expiration of their annual term at the next Annual Meeting of Shareholders.

8.	The number of boards on which a Director may sit may be reviewed on a case-by-case basis by the Nominating and Corporate Governance Committee. Prior to accepting any position on the Board of Directors of any non-profit or for-profit organization, the Director shall notify the office of Corporate Secretary. The number of audit committees on which the Corporation’s audit committee members may sit concurrently shall be reviewed annually by the Nominating and Corporate Governance Committee and the Board.

9.	The Board has not established term limits for Directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 3 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing the Corporation to lose the contributions of Directors who have been able to develop over a period of time, increasing insight into the Corporation and its operations, thereby increasing their contributions to the Corporation.

10.	A Director shall offer, in writing, to resign if there is any significant change in his or her personal circumstances, including a fundamental change in his or her job responsibilities. The Chairman of the Nominating and Corporate Governance Committee may recommend, to the full Board, acceptance or rejection of such an offer after consultation with the Committee members and the Chairman of the Board.

C.	Voting for Directors

1.	Any nominee for Director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of Directors to be elected) who receives a greater number of votes “against” his or her election than votes “for” such election shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board unless otherwise determined by the Board in accordance with the procedures set forth below. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection as provided herein.

2.	The Nominating and Corporate Governance Committee shall consider the resignation offer and make a recommendation to the Board. The independent members of the Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

3.	In deciding the action to be taken with respect to any such resignation offer, the independent members of the Board shall limit their consideration to determining what is in the best interests of the Corporation and its shareholders. In this regard, the Board should consider all factors deemed relevant, including but not limited to: (i) any stated reasons why shareholders voted against such Director, (ii) any alternatives for curing the underlying cause of the “against” votes, (iii) the Director’s tenure, (iv) the Director’s qualifications, (v) the Director’s past and expected future contributions to the Corporation, and (vi) the overall composition of the Board, including whether accepting the resignation offer would cause the Corporation to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The Board’s actions with respect to any such resignation offer may include: (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement Director with certain necessary qualifications held by the subject Director (e.g., Audit Committee financial expertise) can be identified and elected to the Board, (iii) maintaining the Director but addressing what the independent members of the Board believe to be the underlying cause of the “against” votes, (iv) resolving that the Director will not be re-nominated in the future for election, or (v) rejecting the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the independent members of the Board consistent with this policy.

4.	Following the determination by the independent members of the Board, the Corporation shall promptly disclose publicly in a document furnished or filed with the Securities and Exchange Commission the decision of whether or not to accept the resignation offer. The disclosure shall also include an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation offer.

5.	A Director who is required to offer to resign in accordance with this Section C shall not be present during the deliberations or voting by the Nominating and Corporate Governance Committee or the Board as to whether to recommend or accept his or her resignation offer or an offer by any other Director to tender his or her resignation in accordance with this Section C. However, if enough members of the Nominating and Corporate Governance Committee do not receive more “for” votes than “against” votes in the same uncontested election such that a quorum of the Nominating and Corporate Governance Committee cannot be attained, then the other independent Directors who received a greater number of “for” votes than “against” votes in that election will be asked to consider and decide whether to accept the resignation offers of the affected Directors. If only three or fewer independent Directors did not receive more “for” votes than “against” votes in the same uncontested election, then all independent Directors may participate in any discussions or actions with respect to accepting or turning down the resignation offers (except that no Director will vote to accept or turn down his or her own resignation offer). Any affected Director will be afforded the opportunity to provide any information or statement that he or she deems relevant.

D.	Board Committees

1.	The Board shall at all times have a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee, each comprised solely of independent directors.

2.	The Board shall evaluate and determine the circumstances under which to form new Committees.

3.	The Nominating and Corporate Governance Committee shall annually review succession plans for the members of the Board, the members of the Committees of the Board, and the Chair of the Committees of the Board.

E.	Director Compensation

1.	Non-employee directors and committee chairs shall receive reasonable compensation for their services, as may be determined from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee. Compensation for non-employee directors and committee chairs shall be consistent with the market practices of other similarly situated companies but shall not be at a level or in a form that would call into question the Board’s objectivity. The Nominating and Corporate Governance Committee of the Board shall annually review and report to the Board with respect to director compensation and benefits.

2.	Directors who are employees receive no additional pay for serving as Directors.

3.	Directors who are members of the Audit Committee may receive no compensation from the Corporation other than the fees they receive for serving as Directors.

F.	Director Access to Management and Independent Advisors

1.	The Board is expected to be highly interactive with senior management. Directors are granted access to the name, location, and phone number of all employees of the Corporation.

2.	It is Board policy that executive officers and other members of senior management who report directly to the CEO be present at Board meetings at the invitation of the Board. The Board encourages such executive officers and senior management to make presentations, or to include in discussions at Board meetings managers and other employees who (1) can provide insight into the matters being discussed because of their functional expertise and/or personal involvement in such matters and/or (2) are individuals with high potential whom such executive officers and senior management believe the Directors should have the opportunity to meet and evaluate.

3.	Directors are authorized to consult with independent advisors, as is necessary and appropriate, without consulting management.

G.	Director Orientation and Continuing Education

1.	The Board shall implement and maintain an orientation program for newly elected directors.

2.	Directors are required to continue educating themselves with respect to international markets, accounting and finance, leadership, crisis response, industry practices, general management, and strategic planning.

H.	Management Succession and CEO Compensation

1.	The CEO shall provide an annual report to the Board assessing senior managers and their potential to succeed him or her, and such report shall be developed in consultation with the Chairman of the Compensation Committee and include plans in the event of an emergency or retirement of the CEO. The report shall also contain the CEO’s recommendation as to his or her successor.

2.	The Board has the primary responsibility for plans for succession to the position of Chief Executive Officer. The Compensation Committee oversees preparation of succession plan presentations to the Board. The Committee Chairman works with the CEO in the preparation of the succession plan presentations. The Committee undertakes such follow-up steps with respect to succession planning as may be delegated by the Board from time to time.

3.	The Compensation Committee is responsible for making recommendations to the Board concerning annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals.

I.	Annual Performance Evaluation of the Board

1.	The Board and its Committees will conduct a self-evaluation at least annually to determine whether it and its Committees are functioning effectively.

2.	The Board will also review the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its Committees.

Exhibit B

PEPSICO, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

(as amended and restated effective March 20, 2009)

1.	Purpose.

The principal purposes of this PepsiCo, Inc. Executive Incentive Compensation Plan, which was formerly referred to as the PepsiCo, Inc. 2004 Executive Incentive Compensation Plan, are to assist the Company in attracting, motivating and retaining participating eligible executives who have significant responsibility for the growth and long-term success of the Company by providing incentive awards that ensure a strong pay-for-performance linkage for such executives, and to permit the incentive awards to qualify as performance-based compensation under Section 162(m).

2.	Definitions.

(a) “Award” means an amount calculated and awarded to a Participant pursuant to the Plan.

(b) “Board of Directors” means the Board of Directors of PepsiCo.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” has the meaning set forth in Section 3(a).

(e) “Company” means PepsiCo and its subsidiaries and divisions.

(f) “Disability” means a disability for which a Participant is considered to be “disabled” under the PepsiCo Disability Plan (as amended and restated from time to time).

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h) “Eligible Executive” means an employee of the Company who is considered an executive officer of PepsiCo within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and executives of the Company who are selected by the Committee as key executives for participation in the Plan.

(i) “Fiscal Year” means a fiscal year of the Company.

(j) “Key Employee” has the meaning ascribed to it from time to time in the PepsiCo Executive Income Deferral Program.

(k) “Misconduct” means (i) violating the Company’s Code of Conduct, Insider Trading Policy or any other written policies of the Company, (ii) unlawfully trading in the securities of PepsiCo or of any other company based on information gained as a result of his or her employment with the Company, or (iii) engaging in any activity which constitutes gross misconduct.

(l) “Participant” means an Eligible Executive participating in the Plan for a Performance Period as provided in Section 4(b).

(m) “PepsiCo” means PepsiCo, Inc., a North Carolina corporation and its successors and assigns.

(n) “Performance Goals” has the meaning set forth in Section 5(b).

(o) “Performance Measures” has the meaning set forth in Section 5(c).

(p) “Performance Period” means a Fiscal Year or other period of time (which may be longer or shorter than a Fiscal Year) set by the Committee during which the achievement of the Performance Goals is to be measured.

(q) “Plan” means this PepsiCo, Inc. Executive Incentive Compensation Plan, as amended and restated herein, and as it may be amended from time to time.

(r) “Section 162(m)” means Section 162(m) of the Code and the applicable regulations and other guidance of general applicability that are issued thereunder.

(s) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) as set forth in Section 162(m)(4)(C) of the Code and the regulations and other guidance of general applicability that are issued thereunder.

(t) “Section 409A” means Section 409A of the Code and the applicable regulations and other guidance of general applicability that are issued thereunder.

(u) “Separation from Service” means separation from service as defined in Section 409A; provided that for purposes of determining whether a Separation from Service has occurred, the Plan has determined, based upon legitimate business criteria, to use the twenty percent (20%) test described in Treas. Reg. §1.409A-1(h)(3). In the event a Participant also provides services other than as an employee for the Company and its affiliates, as determined under the prior sentence, such other services shall not be taken into account in determining when a Separation from Service occurs to the extent permitted under Treas. Reg. § 1.409A-1(h)(5).

3.	Administration of the Plan.

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall be appointed by the Board of Directors and shall consist of not less than two members of the Board who meet the definition of “outside director” under the provisions of Section 162(m) and the definition of “non-employee director” under the provisions of the Exchange Act or the regulations or rules thereunder, and each of whom is “independent” as set forth in the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

(b) Administration. The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the time when Awards will be granted, to determine whether objectives and conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the Performance Period or deferred, consistent with Section 409A, and to determine whether an Award or payment of an Award should be reduced or eliminated. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding for all purposes and on all parties, including the Company, its shareholders, its employees and any person receiving an Award under the Plan, as well as their respective successors in interest. The provisions of the Plan are intended to ensure that all Awards granted hereunder qualify for the Section 162(m) Exemption, and this Plan is intended to be interpreted and operated consistent with this intention. There is no obligation of uniformity of treatment of Participants under the Plan. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

(c) Guidelines. The Committee may adopt from time to time written policies or rules as it deems necessary or desirable for the Committee’s implementation and administration of the Plan.

(d) Delegation of Administrative Authority. The Committee may delegate its responsibilities for administering the Plan to employees of the Company as it deems necessary or appropriate for the proper administration of the Plan.

4.	Eligibility and Participation.

(a) Eligibility. All Eligible Executives are eligible to participate in the Plan for any Performance Period.

(b) Participation. For each Performance Period, the Committee, in its discretion, shall select the Eligible Executives who shall participate in this Plan. The Committee will select the Participants no later than 90 days after the beginning of the Performance Period (or, if shorter, before 25% of the Performance Period has elapsed) in accordance with Section 162(m).

5.	Awards.

(a) Establishment of Basis for Awards. In connection with the grant of each Award, the Committee shall (i) establish the Performance Goal(s) and the Performance Period applicable to such Award, (ii) establish the formula for determining the amounts payable based on achievement of the applicable Performance Goal(s), (iii) determine the consequences for the Award of the Participant’s termination of employment for various reasons or the Participant’s demotion or promotion during the Performance Period and (iv) establish such other terms and conditions for the Award as the Committee deems appropriate. The foregoing shall be accomplished within 90 days of the beginning of the Performance Period (or, if shorter, before 25% of the Performance Period has elapsed).

(b) Performance Goals. The “Performance Goals” means the objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of the Company as a whole, a Participant, or a subsidiary, division, department, region, function or business unit of the Company, using one or more of the Performance Measures selected by the Committee. The Performance Goals may be absolute or may be relative to a peer group or index. Separate Performance Goals may be established by the Committee for the Company or subsidiary or division thereof or an individual thereof, and different Performance Measures may be given different weights. To the extent permissible for Awards to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate, for purposes of applying negative discretion in determining the Award amount.

(c) Performance Measures. The “Performance Measures” are one or more of the following criteria on which Performance Goals may be based: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, and/or costs.

(d) Adjustments. The Committee may appropriately adjust the Performance Goals or the manner in which performance will be measured against the Performance Goals based upon the occurrence of a qualifying criteria selected by the Committee in its discretion that occurs during the Performance Period to the extent permissible for Awards to qualify for the Section 162(m) Exemption. Such criteria may include: acquisition-related charges; litigation, claim judgments, settlements or tax settlements; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to shareholders for the applicable year.

(e) Certification of Awards. After the end of the Performance Period and prior to payment of any Award, the Committee shall certify in writing the degree to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. Subject to Section 5(f), the Award for each Participant shall be determined by applying the applicable formula for the Performance Period based upon the level of achievement of the Performance Goals certified by the Committee.

(f) Committee Discretion. Notwithstanding anything to the contrary in the Plan, the Committee may, in its sole discretion, reduce or eliminate, but not increase, any Award payable to any Participant for any reason, including without limitation to reflect individual or business performance and/or unanticipated or subjective factors.

(g) Maximum Awards. No Participant may receive an aggregate Award of more than $9 million under the Plan in any Performance Period (or in the case of a Performance Period other than a Fiscal Year, an amount that bears the same ratio to $9 million as the length of the Performance Period bears to a Fiscal Year).

(h) Timing of Payment. Awards will be payable by the Company to Participants as soon as administratively practicable following the determination and written certification of the Committee for the Performance Period pursuant to Section 5(e) above. In the case of any Participant subject to U.S. federal income tax, the Company shall distribute amounts payable to Participants in the calendar year following the year in which the Performance Period ends and no later than March 15th of that year.

(i) Form of Payment. Awards will be paid in cash or cash equivalents. The Committee in its discretion may determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options or other stock-based or stock denominated units which shall be issued pursuant to the PepsiCo, Inc. 2007 Long-Term Incentive Plan or a successor equity compensation plan in existence at the time of grant.

(j) Deferral of Payment of Awards. Notwithstanding Section 5(h), the Committee, in its discretion, may defer the payout or vesting of any Award and/or provide to Participants the opportunity to elect to defer the payment of any Award under the PepsiCo Executive Income Deferral Program or any other PepsiCo approved deferred compensation plan or arrangement. With respect to any Award (or portion thereof), including any Award under the Company’s Premium Bonus Program, that constitutes deferred compensation subject to Section 409A and is not otherwise exempt from Section 409A, such Award (or portion thereof) shall not be paid earlier than the date that is six months after the Participant’s Separation from Service if the payment is based on the Participant’s Separation from Service (other than as a result of death) and the Participant is classified as a Key Employee at the time of his or her Separation from Service.

(k) Certain Participants not Eligible. To be eligible for payment of any Award, the Participant must (i) be employed by the Company on the last day of the Performance Period unless the Committee specifies otherwise, (ii) have performed the Participant’s duties to the satisfaction of the Committee, and (iii) have not engaged in any acts that are considered by the Committee to constitute Misconduct. If the Committee determines following the date an Award is paid that the Participant, prior to the date of payment of such Award, engaged in any acts that are considered by the Committee to constitute Misconduct, the Participant shall be obligated, upon demand, to return the amount of such Award to the Company.

6.	Miscellaneous Provisions.

(a) Effect on Benefit Plans. Awards shall not be considered eligible pay under other plans, benefit arrangements or fringe benefit arrangements of the Company unless otherwise provided under the terms of such other plans.

(b) Restriction on Transfer. Awards (or interests therein) or amounts payable with respect to a Participant under the Plan are not subject to transfer, assignment or alienation, whether voluntary or involuntary.

(c) Withholding Taxes. PepsiCo or any subsidiary or division thereof, as appropriate, shall have the right to deduct from all payments hereunder any federal, state, local or foreign taxes or social contributions required by law to be withheld with respect to such awards. The Participant shall be solely responsible for the satisfaction of any federal, state, local or foreign taxes on payments under the Plan.

(d) No Rights to Awards. Except as set forth herein, no Company employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of PepsiCo or any of its subsidiaries, divisions or affiliates or to interfere with the ability of the Company to terminate any such employee’s employment relationship at any time. At no time before the actual payment of an Award shall any Participant or other person accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat Participants identically under the Plan.

(e) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and shall not be charged to any Award or to any Participant receiving an Award.

(f) No Funding of Plan. The Plan shall be unfunded, and the Awards shall be paid solely from the general assets of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan. To the extent that any person acquires a right to receive payments under the Plan, the right is no greater than the right of any other unsecured general creditor.

(g) Offset for Monies Owed. Any payments made under the Plan will be offset for any monies that are owed to the Company to the extent permitted by applicable law, including Section 409A if such payment is subject to Section 409A.

(h) Other Incentive Plans. Nothing contained in the Plan shall prohibit the Company from granting other performance awards to employees of the Company (including Participants) under such other incentive arrangements, and in such form and manner, as it deems desirable.

(i) Successors. All obligations of PepsiCo under the Plan shall be binding on any successor to PepsiCo whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of PepsiCo.

(j) Section 409A. To the extent that any Award under the Plan is subject to Section 409A, the terms and administration of such Bonus shall comply with the provisions of Section 409A, and, to the extent necessary to achieve compliance, shall be modified at the discretion of the Committee.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

(l) Governing Law. The Plan and all rights and awards hereunder shall be construed in accordance with and governed by the laws of the State of New York.

7.	Effective Date, Amendments and Termination.

(a) Effective Date. The Plan originally became effective on May 5, 2004 upon approval by PepsiCo’s shareholders. The Plan as amended and restated herein is hereby adopted and approved by the Board of Directors at the Board of Director’s duly authorized meeting on March 20, 2009, subject to approval by PepsiCo’s shareholders at the 2009 annual meeting of PepsiCo’s shareholders scheduled to be held May 6, 2009 for Awards for the 2009 Fiscal Year and thereafter. If such shareholder approval is not obtained, the Plan shall terminate at such time and be of no further effect.

(b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. No such amendment or modification, however, may be effective without approval of PepsiCo’s shareholders if such approval is necessary to comply with the requirements of the Section 162(m) Exemption including (i) any change to the class of persons eligible to participate in the Plan, (ii) any change to the Performance Goals or Performance Measures or (iii) any increase to the maximum dollar amount that may be paid to a Participant for a Performance Period.

(c) Termination. The Plan shall continue in effect until terminated by the Committee.

Appendix A

PEPSICO, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 6, 2009

THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO’S BOARD OF DIRECTORS

The undersigned hereby appoints Indra K. Nooyi and Larry D. Thompson, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Convertible Preferred Stock of PepsiCo, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Plano, Texas, on Wednesday, May 6, 2009 at 9:00 A.M., Central Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Directions to Frito-Lay Headquarters 7701 Legacy Drive, Plano, Texas

FROM DFW AIRPORT:

Approximately 15 miles

Exit Airport to the north following directions to S.H. 121 Curve to right onto S.H. 121

Follow S.H. 121 beyond Lewisville and The Colony to Legacy Drive Turn right at signal onto Legacy Drive Take second turn to the right into Frito-Lay near flags

FROM NORTH DALLAS AREA:

Approximately 13 miles

Off 635 (LBJ Freeway), exit Dallas North Tollway going north Follow Tollway approximately 13 miles Turn left at signal onto Legacy Drive Go approximately 1/2 mile and turn left into Frito-Lay near flags

FROM DOWNTOWN:

Approximately 30 miles

Follow Dallas North Tollway to Legacy Drive

Turn left and follow Legacy Drive approximately 1 mile Turn left into Frito-Lay near flags

FRITO-LAY HQ.

7701 LEGACY DR.

Recommended Routes

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

44023

x Votes must be indicated WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR (x) in Black or Blue ink. ITEMS NO. 1, 2 AND 3, AND VOTED AGAINST ITEMS NO. 4, 5, 6 AND 7.

Please mark your votes as X indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1, 2 AND 3.

1. Election of Directors: Nominees:

01-S.L. Brown

02-I.M. Cook

03-D. Dublon

04-V.J. Dzau

05-R.L. Hunt

06-A. Ibargüen

07-A.C. Martinez

08-I.K. Nooyi

09-S.P. Rockefeller

10-J.J. Schiro

FOR AGAINST ABSTAIN

11-L.G. Trotter

12-D. Vasella

13-M.D. White

2. Approval of Independent Registered Public Accountants

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

3. Approval of PepsiCo, Inc. Executive Incentive Compensation Plan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 4, 5, 6 AND 7.

FOR AGAINST ABSTAIN

4. Shareholder Proposal –Beverage Container Recycling (Proxy Statement p. 59)

5. Shareholder Proposal –Genetically Engineered Products Report (Proxy Statement p. 61)

6. Shareholder Proposal –Charitable Contributions Report (Proxy Statement p. 63)

7. Shareholder Proposal –Advisory Vote on Compensation (Proxy Statement p. 64)

I will attend the annual meeting

Mark Here for Address Change or Comments

SEE REVERSE

Signature Signature Date

Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

The Internet and telephone voting facilities will close at 5:00 p.m. E.D.T. on May 5, 2009.

INTERNET http://www.eproxy.com/pep

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR TELEPHONE

1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

* Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at: http://bnymellon.mobular.net/bnymellon/pep

44023